                                                             EXHIBIT 10.83


                                              EXECUTED COPY





                         RECEIVABLES PURCHASE AGREEMENT

                           dated as of August 5, 1994



                                     among



                             SUN MICROSYSTEMS, INC.
                                      and
                     THE SUBSIDIARY SELLERS LISTED HEREIN,
                                   as Sellers



                          The PURCHASERS Listed Herein



                                      and



                             J. P. MORGAN DELAWARE
                                    as Agent

                               TABLE OF CONTENTS

                                                        Page
                          ARTICLE I
                         DEFINITIONS

Section 1.01.  Defined Terms . . . . . . . . . . . . . .  1
Section 1.02.  Accounting Terms and Determinations . . . 16
Section 1.03.  UCC Terms . . . . . . . . . . . . . . . . 16


                         ARTICLE II
                     PURCHASES AND SALES

Section 2.01.  Agreement to Purchase . . . . . . . . . . 17
Section 2.02.  Sales Procedures. . . . . . . . . . . . . 17
Section 2.03.  Participation Percentage. . . . . . . . . 18
Section 2.04.  Discount Calculations . . . . . . . . . . 18
Section 2.05.  Loss Reserve. . . . . . . . . . . . . . . 20
Section 2.06.  Settlement Statement. . . . . . . . . . . 20
Section 2.07.  Commitment Fees; Termination or
               Reduction of Commitment. . . .  . . . . . 20
Section 2.08.  Failure to Sell . . . . . . . . . . . . . 21
Section 2.09.  Payments. . . . . . . . . . . . . . . . . 21
Section 2.10.  Rate Basis. . . . . . . . . . . . . . . . 21
Section 2.11.  No Recourse; Seller Liability . . . . . . 21
Section 2.12.  No Assumption of Obligations. . . . . . . 22
Section 2.13.  Repurchase of Pool Participation. . . . . 22
Section 2.14.  Additional State Income Taxes . . . . . . 22


                         ARTICLE III
                   CONDITIONS TO PURCHASES

Section 3.01.  All Purchase Dates. . . . . . . . . . . . 23
Section 3.02.  First Purchase Date . . . . . . . . . . . 23


                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power . . . . . . 24
Section 4.02.  Corporate and Governmental
               Authorization; Contravention. . . . . . . 25
Section 4.03.  Binding Effect. . . . . . . . . . . . . . 25
Section 4.04.  Perfection. . . . . . . . . . . . . . . . 25
Section 4.05.  Accuracy of Information . . . . . . . . . 25

                          ARTICLE V
                          COVENANTS

Section 5.01.  Maintenance of Records. . . . . . . . . . 26
Section 5.02.  Protection of Participating Interests
               of Purchasers. . . . . .. . . . . . . . . 26
Section 5.03.  Performance of Contracts. . . . . . . . . 27
Section 5.04.  Furnishing of Account Information;
               Inspection of Records. . . . . . .  . . . 27
Section 5.05.  Maintenance of Qualification
               and Credit Policies. . . . .  . . . . . . 29
Section 5.06.  Modification of Accounts. . . . . . . . . 29
Section 5.07.  Supplemental Opinions of Counsel. . . . . 29
Section 5.08.  Maintenance of Ownership. . . . . . . . . 30
Section 5.09.  No Disposition. . . . . . . . . . . . . . 30
Section 5.10.  File Search Reports . . . . . . . . . . . 30
Section 5.11.  Financial Information . . . . . . . . . . 30
Section 5.12.  Conduct of Business and Maintenance
               of Existence. . . . . . . . . . . . . . . 32
Section 5.13.  Minimum Tangible Net Worth. . . . . . . . 33
Section 5.14.  Consolidations, Mergers and Sales
               of Assets . . . . . . . . . . . . . . . . 33
Section 5.15.  Use of Proceeds . . . . . . . . . . . . . 33


                         ARTICLE VI
                  TERMINATION OF COMMITMENT

Section 6.01.  Termination Events. . . . . . . . . . . . 34
Section 6.02.  Notice of Parent. . . . . . . . . . . . . 36


                         ARTICLE VII
                          THE AGENT

Section 7.01.  Appointment and Authorization . . . . . . 36
Section 7.02.  Agent and Affiliates. . . . . . . . . . . 37
Section 7.03.  Action by Agent . . . . . . . . . . . . . 37
Section 7.04.  Consultation with Experts . . . . . . . . 37
Section 7.05.  Liability of Agent. . . . . . . . . . . . 37
Section 7.06.  Indemnification . . . . . . . . . . . . . 38
Section 7.07.  Credit Decision . . . . . . . . . . . . . 38
Section 7.08.  Successor Agent . . . . . . . . . . . . . 38
Section 7.09.  Agent's Fees. . . . . . . . . . . . . . . 38

                        ARTICLE VIII
                    SELLERS' INDEMNITIES

Section 8.01.  Breach of Warranty or Agreement . . . . . 39


Section 8.02.  Tax Indemnification . . . . . . . . . . . 40
Section 8.03.  Increased Cost and Reduced Return . . . . 40
Section 8.04.  Notice to Parent. . . . . . . . . . . . . 42
Section 8.05.  Expenses Included . . . . . . . . . . . . 42


                         ARTICLE IX
                ADMINISTRATION, SERVICING AND
                 COLLECTION OF POOL ACCOUNTS

Section 9.01.  Appointment of Collection Agent . . . . . 42
Section 9.02.  Collection of Pool Accounts . . . . . . . 43
Section 9.03.  Rebates, Refunds, Credits and Other
               Adjustments. . . . . . . . .  . . . . . . 43
Section 9.04.  Change of Collection Agent. . . . . . . . 44
Section 9.05.  Remittance of Collections; Reinvestment . 45
Section 9.06.  Holding of Proceeds Pending
               Settlements . . . . . . . . . . . . . . . 49
Section 9.07.  Servicing Fee . . . . . . . . . . . . . . 49
Section 9.08.  Compensation of Successor
               Collection Agent. . . . . . . . . . . . . 49
Section 9.09.  Termination of Collection Agency. . . . . 49
Section 9.10.  Responsibilities of Agent and
               Purchasers. . . . . . . . . . . . . . . . 50
Section 9.11.  Lockboxes . . . . . . . . . . . . . . . . 50


                          ARTICLE X
                        MISCELLANEOUS

Section 10.01.  Term of Agreement. . . . . . . . . . . . 51
Section 10.02.  No Waivers . . . . . . . . . . . . . . . 51
Section 10.03.  Notices. . . . . . . . . . . . . . . . . 51
Section 10.04.  Counterparts; Effectiveness. . . . . . . 51
Section 10.05.  Amendments . . . . . . . . . . . . . . . 52
Section 10.06.  Expenses; Documentary Taxes;
                Litigation Indemnity . . . . . . . . . . 52
Section 10.07.  Governing Law; Submission to
                Jurisdiction; Waiver of
                Jury Trial . . . . . . . . . . . . . . . 53
Section 10.08.  Successors and Assigns;
                Participations; Novation . . . . . . . . 53
Section 10.09.  Confidentiality. . . . . . . . . . . . . 55
Section 10.10.  Termination by Seller. . . . . . . . . . 56
Section 10.11.  Effect on 1991 Agreement . . . . . . . . 56

                         ARTICLE XI
                          GUARANTY

Section 11.01.  The Guaranty . . . . . . . . . . . . . . 56
Section 11.02.  Guaranty Unconditional . . . . . . . . . 56
Section 11.03.  Discharge only upon Payment in
                Full; Reinstatement in Certain
                Circumstances. . . . . . . . . . . . . . 57
Section 11.04.  Waiver by the Parent . . . . . . . . . . 58
Section 11.05.  Subrogation. . . . . . . . . . . . . . . 58

                          EXHIBITS

Exhibit A   -  Form of Assignment

Exhibit B   -  Form of Perfection Certificate

        Schedule 4(A) -  Description of Collateral

        Schedule 5    -  Schedule of Filings

Exhibit C-1 -  Form of Opinion of Wilson, Sonsini, Goodrich
               & Rosati, Counsel for the Sellers

Exhibit C-2 -  Form of Opinion of Counsel for the Agent

Exhibit D-1 -  Government Contracts

Exhibit D-2 -  Form of Government Contract Assignment

Exhibit D-3 -  Form of Notice of Assignment

Exhibit E   -  Certain Obligors

Exhibit F   -  Lockbox Banks, Lockbox Account
               Numbers and Lockboxes

Exhibit G   -  Form of Lockbox Letter

                         RECEIVABLES PURCHASE AGREEMENT



                AGREEMENT dated as of August 5, 1994 among SUN MICROSYSTEMS, INC., the SUBSIDIARY SELLERS listed on the signature pages hereof, the PURCHASERS listed on the signature pages hereof and J.P. MORGAN DELAWARE, as Agent.

                                    RECITALS

                WHEREAS, each Seller in the ordinary course of its business generates trade and/or retail or consumer receivables resulting from the sale of goods or services to its customers;

                WHEREAS, the Sellers may from time to time sell to the Purchasers undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;

                WHEREAS, the Purchasers may from time to time purchase from the Sellers undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof; and

                WHEREAS, the Purchasers may in the future decide to sell, assign or otherwise dispose of undivided interests in their ownership interests pursuant to and in accordance with the terms hereof.

                NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                SECTION 1.01. Defined Terms. The following terms, as used herein, have the following meanings:

                "Account" means any right of a Seller to payment in Dollars for goods which have been sold, licensed, leased or otherwise disposed of, or for services which have been or are to be rendered, by or on behalf of such Seller. Each such right evidenced by or arising under a separate Contract (including a separate invoice) shall constitute a separate Account.

                "Accounting Period" means each fiscal month of the Sellers during the term of this Agreement.

                "Affiliate" means with reference to the Parent (or, if such term is used with reference to any other Person, such other Person) (the "Controlled Person") (i) any Person that directly, or indirectly through one or more intermediaries, controls the Controlled Person (a "Controlling Person") or
(ii) any Person (other than the Controlled Person or a Subsidiary of the Controlled Person or, in the case of any Subsidiary of the Parent, the Parent) which is controlled by or is under common control with a Controlling Person.
As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agent" means J.P. Morgan Delaware, in its capacity as agent for the Purchasers hereunder, and its successors in such capacity.

                "Agreement" means this Receivables Purchase Agreement, as the same may be amended from time to time.

                "Applicable Discount Rate" has the meaning set forth in
Section 2.04.

                "Applicable Margin" has the meaning set forth in Section 2.04.

                "Assignment" means an instrument of assignment creating a Participating Interest, substantially in the form of Exhibit A hereto.

                "Average Prime Rate" means, with respect to any Discount Period, the sum of the Prime Rates in effect on each day from and including the first day of such Discount Period to but not including the last day thereof, divided by the number of such days.

                "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                "Business Day" means a day (i) other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware or San Francisco, California are authorized by law to close and (ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                "Collection Agent" means the Person from time to time appointed as Collection Agent pursuant to Section 9.01.

                "Collections" means all amounts received in payment of any amount owed by the related Obligor in respect of any Pool Account or applied to any amount owed in respect of any Pool Account. Collections shall include all amounts payable by the Sellers pursuant to Section 9.03.

                "Commitment" means the amount of $125,000,000, or the several agreements of the Purchasers to purchase Participating Interests in Pool Accounts from time to time hereunder, as the context may require.

                 "Commitment Percentage" means, as to any Purchaser, the percentage equivalent of a fraction the numerator of which is the "Committed Amount" set forth opposite its name on the signature pages hereof and the denominator of which is $125,000,000.

                "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

                "Consolidated Tangible Net Worth" means the excess of consolidated total assets over consolidated total liabilities, consolidated total assets and consolidated total liabilities each to be determined on a consolidated basis for the Parent in accordance with generally accepted accounting principles, excluding, however, from the determination of consolidated total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all unamortized debt discount and expense, (iii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (iv) treasury stock, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to June 30, 1993, (vi) the book value of investments in Persons that are not Subsidiaries (unless the same are readily marketable), and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with generally accepted accounting principles.

                "Contract" means an agreement between the related Seller and the Obligor on an Account or, in the case of an Account arising on open account terms, the invoice evidencing such Account, in either case pursuant to which such Obligor shall be obligated to make payments in the amounts and at the times set forth therein.

                "Credit Agreement" means the Credit Agreement dated as of June 1, 1994 among the Parent, the banks listed on the signature pages thereof and Citicorp USA Inc., as agent for such banks, a true and correct copy of which as in effect on the date hereof has heretofore been furnished to each Purchaser by the Parent, as amended by First Amendment to Credit Agreement thereto dated as of August 5, 1994 and as the same may be further amended from time to time.

                "Current Purchase Price" has the meaning set forth in
Section 2.02.

                "Debt" of any Person means (i) indebtedness for borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (excluding ordinary trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) any reimbursement obligations of such Person to the issuer of a letter of credit or similar instrument, (vii) all indebtedness or obligations of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset), (viii) any reimbursement obligation of such Person or other arrangement of whatever nature having the effect of assuring or holding harmless any other Person against loss with respect to any real property owned by such other Person, including, without limitation, assuring or guaranteeing that such other Person shall receive a specified amount in connection with the conveyance of such real property, (ix) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above, and (x) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                "Defaulted Account" means at any time an Account (i) under which any amount remains unpaid for more than 90 days after the date for payment stated in the related invoice, (ii) as to which the related Obligor is at such time the subject of bankruptcy, insolvency or similar proceedings or
(iii) as to which a reserve for bad debt has been specifically provided or on which an estimated or actual bad debt has been incurred or which has become uncollectible as a consequence of a circumstance or event relating to the creditworthiness of the related Obligor, in each case as determined in accordance with the related Seller's usual practice.


                "Determination Date" means each Business Day from and including the first Purchase Date to and including the Termination Date.

                "Discount" means at any date an amount accruing (or accrued) in respect of the Unrecovered Purchase Price for each day from and including the first day of each Discount Period to but not including the last day thereof (or such date) at the Applicable Discount Rate.

                "Discount Period" means, (i) in respect of the portion of the Unrecovered Purchase Price outstanding on the first day of any Settlement Period (after giving effect to any purchases and/or settlements on such date), the period from the first day of such Settlement Period to and including the first day of the next succeeding Settlement Period and (ii) in respect of the portion of the Unrecovered Purchase Price attributable to any purchase during any Settlement Period, the period from and including the related Purchase Date to and including the first day of the next succeeding Settlement Period.

                "Discount Reserve" means, at any date, an amount equal to the sum of (i) accrued Discount at such date plus (ii) an amount equal to the product of (x) the Unrecovered Purchase Price at such date times (y) the Prime Rate + 1% at such date times (z) a fraction the numerator of which is the number of days in the Estimated Liquidation Period and the denominator of which is 360.

                "Dollars" means lawful currency of the United States.

                "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 10.04.

                "Eligible Account" means at any time an Account arising in the ordinary course of business of the related Seller:

                (a) which complies with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection,

                (b) which constitutes an "account" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose law governs the perfection of the Purchasers' ownership interests therein,

                (c) which, together with the related Contract, constitutes a legal, valid and binding irrevocable payment obligation of the related Obligor in accordance with its terms, subject to no dispute, claim for offset, counterclaim or other defense (except to the extent that the amount of such dispute, offset or counterclaim has theretofore been subtracted from the Unpaid Balance of such Account in the calculation of the Net Eligible Account Balance),

                (d)  which is payable in the United States in Dollars,

                (e) as to which the related Obligor, or a guarantor providing a full and unconditional guaranty in respect of such account, is a Qualifying Obligor and, if such Account arises under a Government Contract, such Government Contract is a Qualifying Government Contract; provided that this clause (e) need not be met as to any Account payment of which is supported by a letter of credit, bank guarantee or similar arrangement,

                (f) as to which an invoice has been issued and which is payable by the related Obligor not later than 60 days after the date of such invoice,

                (g)  which is not a Defaulted Account, and

                (h) as to which the Seller has good and marketable title, free and clear of any Title Defect (other than the Participating Interests and any Permitted Subordinated Interest).

                "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.


                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                "ERISA Group" means the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Internal Revenue Code.

                "Estimated Liquidation Period" means, at any Determination Date, the period from and including such Determination Date to but not including the Settlement Date which follows such Determination Date by at least 35 days (or such greater number of days as the Agent may specify by notice to the Parent, the Collection Agent (if other than the Parent) and the Purchasers as more accurately representing the weighted average life of the Pool Accounts at such time).

                "Facility Office" means, as to each Purchaser, its office, branch or affiliate located at its address set forth on the signature pages hereof, or such other office, branch or affiliate of such Purchaser as it may hereafter designate as its Facility Office by notice to the Parent and the Agent.

                "Government Contract" means a Contract in respect of which the related Obligor is a federal governmental entity or agency.

                "Indemnitee" has the meaning set forth in Section 8.01.

                "Ineligible Account" has the meaning set forth in
Section 5.04(a).

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                "License Account" means at any date any Account or portion of an Account in respect of licenses by any Seller of intellectual property rights of such Seller.

                "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Agreement.


                "Lockbox" means a post office box or other mailing location identified on Exhibit F hereto maintained by a Lockbox Bank pursuant to a Lockbox Letter for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location as the Parent may identify as such to the Agent from time to time.

                "Lockbox Account" means a demand deposit account maintained with a Lockbox Bank pursuant to a Lockbox Letter for the purpose of depositing payments made by the Obligors.

                "Lockbox Bank" means a bank identified on Exhibit F hereto or such other bank as the Parent may identify as such to the Agent from time to time.

                "Lockbox Letter" means a letter relating to a Lockbox Account which is in compliance with Section 9.11 hereof and in substantially the form attached hereto as Exhibit G or otherwise in form and substance satisfactory to the Agent, which has been executed and delivered by the Parent to a Lockbox Bank.

                "Lockbox Transfer Letter" means a letter from the Agent to a Lockbox Bank substantially in the form of Annex I to Exhibit G hereto.

                "Loss Ratio" means at any date the percentage obtained by dividing (i) the sum (or difference) of (x) gross bad debt write-offs and (y) the net increase (or decrease) in bad debt reserves by (ii) the sum (or difference) of (x) the gross cash receipts and (y) the net increase (or decrease) in the cash-in-advance accounts, in each case for Pool Accounts and for the period of twelve consecutive Accounting Periods most recently ended on or prior to such date.

                "Loss Reserve" means an amount determined in accordance with
Section 2.05.

                "Loss Reserve Percentage" means at any date the greater of (i) 10% or (ii) a percentage equal to five times the Loss Ratio as at the last day of the Accounting Period most recently ended twelve or more Business Days prior to such date.

                "Majority Purchasers" means Purchasers having Commitment Percentages aggregating at least 66 2/3%.

                "Material Debt" means any Debt of the Parent or a Subsidiary of the Parent which is outstanding in a principal amount of at least $25,000,000 in the aggregate.

                "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

                "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period. "Net Eligible Account Balance" means (i) the sum of the aggregate Unpaid Balances of all Eligible Accounts minus (ii) (x) the amount by which total License Accounts otherwise included in Eligible Accounts as estimated on the most recent Settlement Statement exceeded $30,000,000 and (y) the amount by which total Service Accounts otherwise included in Eligible Accounts as estimated on the most recent Settlement Statement exceeded $30,000,000.

                "Net Reinvestment Gain" has the meaning set forth in
Section 9.05.

                "Net Reinvestment Loss" has the meaning set forth in
Section 9.05.

                "1991 Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of June 27, 1991 among the Parent, the Subsidiary Sellers listed on the signature pages thereof, the Purchasers listed on the signature pages thereof and J.P. Morgan Delaware, as Agent, as amended.

                "New Purchaser" has the meaning set forth in Section 10.08.

                "Notice of Sale" has the meaning set forth in Section 2.02.

                "Obligor" means the Person obligated under any Pool Account or any related Contract, and "related Obligor" means, when used with respect to any Contract or any Pool Account, the Obligor thereunder.

                "Parent" means Sun Microsystems, Inc., a Delaware corporation, and its successors.

                "Participant" has the meaning set forth in Section 10.08(b).

                "Participating Interest" means an undivided percentage ownership interest of a Purchaser, to the extent of its Commitment Percentage, in and to the Pool Participation.

                "Participation Percentage" means at any time the applicable percentage most recently determined by the Collection Agent pursuant to
Section 2.03.

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Permitted Subordinated Interest" means any lien on or other security interest in the Sellers' Residual Interest that is expressly made subordinate to the rights of the Purchasers and the obligations of the Sellers and the Parent under this Agreement, as it may from time to time be amended, renewed, extended, increased or refinanced (for purposes of this definition, the "Agreement"), pursuant to a written agreement whereby the holder of such interest agrees to provisions no less favorable to the Purchasers than the following:

                (i) acknowledging the rights of (x) the parties hereunder to renew, extend, increase, modify, amend, accelerate, compromise, supplement, terminate, exchange, waive or release in whole or in part any of the rights or obligations of the parties hereunder (including any increase in the amount of the Participation Percentage, Unrecovered Purchase Price or Applicable Discount
Rate) or with respect to the Pool Assets, and to reduce, diminish or otherwise amend in any respect the Sellers' Residual Interest and (y) the Purchasers and the Agent to exercise or refrain from exercising any and all rights, remedies and powers granted by or in connection with this Agreement or any other agreements relating hereto (including termination of the Collection Agent and appointment of a substitute Collection Agent) and otherwise to take any action with or with respect to the Parent, the Sellers, the Collection Agent and the Pool Assets, all at such times and from time to time and in such manner as the Purchasers and the Agent may in their sole discretion determine, and all without notice to or consent from any holder of such Permitted Subordinated Interest;

            (ii) acknowledging that any action taken pursuant to clause (i) above or any change in the Sellers' Residual Interest by operation of the terms of this Agreement may have the effect of reducing, diminishing, impairing or otherwise altering the Permitted Subordinated Interest, and that any such reduction, diminution, impairment or alteration shall, without notice or consent, be binding on each holder of the Permitted Subordinated Interest; and

           (iii) subordinating all right of enforcement and satisfaction of the Permitted Subordinated Interest to payment of the Participating Interests and all other amounts owing to the Purchasers hereunder, and agreeing that, until such Participating Interests shall have been satisfied in full and the Commitment shall have been terminated, the holder of such Permitted Subordinated Interest will not exercise or attempt to exercise any rights, remedies or powers or to take any other action with respect to the Permitted Subordinated Interest against the Parent, the Sellers, the Collection Agent or the Pool Assets.

                "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                "Pool Account" means all Accounts other than each Account that has been designated as an Ineligible Account (as defined in Section 5.04(a)) in accordance with Section 5.04(a); provided that on and after the Termination Date, the term "Pool Account" shall refer only to those accounts which were Pool Accounts as of the Termination Date.

                "Pool Assets" means all of the following, whether now owned or hereafter acquired or coming into existence, wherever located: (i) all Pool Accounts outstanding at the opening of business on the related Determination Date, (ii) all rights of ownership with respect thereto, including without limitation any direct or indirect security therefor or guaranty thereof, any repossessed, returned or rejected goods relating thereto held by the Seller, any related insurance or letter of credit and any other form of direct or indirect recourse in respect thereof, (iii) all Collections, (iv) all Records and (v) all proceeds of the foregoing.


                "Pool Participation" means an undivided ownership interest to the extent of the Participation Percentage determined from time to time in and to the Pool Assets.

                "Potential Termination Event" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Termination Event.

                "Prime Rate" means the rate of interest publicly announced by J.P. Morgan Delaware in Wilmington, Delaware from time to time as its "prime rate".

                "Purchase Date" means each date on which the Purchasers purchase initial or incremental Participating Interests, as designated by the Parent in a Notice of Sale.

                "Purchaser" means each financial institution listed on the signature pages hereof, and its successors and permitted assigns, and "Purchasers" means all of the foregoing.

                "Purchasers' Collection Amount" means the amount of Unrecovered Purchase Price plus the Discount with respect thereto.

                "Qualifying Government Contract" means (i) any Government Contract under which the aggregate amounts payable by the related Obligor do not exceed $5,000,000 and (ii) any other Government Contract (A) which is set forth in Exhibit D-1 hereto (or in a supplement to Exhibit D-1 delivered by the Parent to the Purchasers with respect to such Government Contract at least 15 days prior to any purchase and sale hereunder as to which Pool Accounts arising thereunder are to be treated as Eligible Accounts) and (B) as to which the related Seller shall have delivered to the Agent a duly executed instrument of assignment substantially in the form of Exhibit D-2 and a duly completed (but unacknowledged) notice of assignment substantially in the form of Exhibit D-3, in each case with such modifications as may be necessary or advisable in order to comply with any law applicable to transactions with the related Obligor.


                "Qualifying Obligor" means an Obligor which (i) is not the Parent or any of the Parent's Subsidiaries or Affiliates, (ii) has not, within the three year period ending on the date of determination, been the related

Obligor on any Account which constituted a Defaulted Account by reason of clause (ii) or (iii) of the definition thereof, (iii) is located in the United States and (iv) has not been designated by notice to the Parent from the Agent at the request of the Majority Purchasers (which request shall be made upon a good faith determination that such Obligor is or may be insufficiently creditworthy at such time) as an unacceptable Obligor for purposes of this Agreement; provided that the aggregate Unpaid Balance of Pool Accounts included in the calculation of any Net Eligible Account Balance as to which any one Obligor (or a Subsidiary or Affiliate of such Obligor) is the related Obligor shall be limited (in inverse chronological order) to the extent necessary so as not to exceed (x) 10% of the Net Eligible Account Balance, as to any Obligor set forth in Part 1 of Exhibit E hereto or (y) 5% of the Net Eligible Account Balance, as to any Obligor set forth in Part 2 of Exhibit E hereto, so long as the Agent has not given the Parent notice that, in the reasonable judgment of the Majority Purchasers, there has been a material adverse change in the creditworthiness of any such Obligor, or (z) 3% of the Net Eligible Account Balance, in the case of any other Obligor. Exhibit E may be amended or supplemented from time to time with the consent (after good faith consideration of any proposals for any such amendment or supplement made by the Parent) of the Majority Purchasers.

                "Records" means all Contracts and other documents, books, records and other information (including without limitation tapes, discs, punch cards and related property and rights) of the Sellers maintained by the Sellers with respect to Pool Accounts and the related Obligors.

                "Reference Bank" means Morgan Guaranty Trust Company of New York, and any additional or substitute Reference Bank or Banks appointed by the Parent and the Agent with the consent of Majority Purchasers.

                "Regulatory Change" has the meaning set forth in Section 8.03.

                "Reinvestment Period" means the period from and including the first Purchase Date to but not including the Termination Date.

                "Responsible Financial Officer" means the chief financial officer, the controller, the treasurer or any assistant treasurer of the Parent.


                "Responsible Officer" means the individuals occupying the executive offices of the president - chief executive officer, vice president - chief financial officer, vice president - chief technical officer, vice president - general counsel and secretary, vice president - treasurer, and vice president - corporate planning and development of the Parent and any successors to such offices, and the individuals occupying any other executive offices of the Parent which at any time have the authority, functions and responsibilities as such offices.

                "Seller" means each of the Parent and the Subsidiary Sellers; and "related Seller" means, with reference to any Pool Account, the Seller originating such Pool Account.

                "Sellers' Residual Interest" means (i) an undivided ownership interest to the extent of a percentage equal to 100% minus the Participation Percentage determined from time to time in and to the Pool Assets and (ii) amounts (if any) to be paid to the Sellers pursuant to Sections 9.05 and 10.01.

                "Service Account" means at any date any Account or portion of any Account that arose for performance of services not yet rendered.

                "Settlement Date" means the twelfth Business Day (or, in the case of January and July, the seventeenth Business Day) following the last day of each Accounting Period (or such other day of the month as to which the Parent and the Agent may from time to time agree).

                "Settlement Period" means (i) initially, the period from and including the first Purchase Date to and excluding the first Settlement Date, and (ii) thereafter, each period from and including each Settlement Date to and excluding the next succeeding Settlement Date.

                "Settlement Statement" means a monthly settlement statement prepared by the Collection Agent in form and substance reasonably satisfactory to the Purchasers.

                "Special Account" means Account No. 230-47-534 at J.P. Morgan Delaware, an account in the name of Agent.

                "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent (or, if such term is used with reference to any other Person, by such other Person).

                "Subsidiary Seller" means each of the Persons listed as a "Subsidiary Seller" of the Parent listed on the signature pages hereof, and their respective successors.

                "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof.

                "Termination Date" means the earlier of (a) August 5, 1997 and
(b) the date on which the Commitment shall have been terminated pursuant to
Section 2.07 or 6.01.

                "Termination Event" has the meaning set forth in Section 6.01.

                "Title Defect" means, as to any asset of any Person, any lien, encumbrance, security interest or other right, claim or charge (other than unasserted banker's rights of offset) with respect to such asset which may be asserted by any other Person.

                "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                "United States" means the United States of America, including its fifty States and the District of Columbia, but excluding its territories and possessions.

                "Unpaid Balance" means, in relation to any Account at any date, all amounts posted by the related Seller in its records in accordance with its customary accounting procedures as being payable by the related Obligor under such Account at such date (net of any discount, rebate, refund, credit or other adjustment reflected as being available to or for the benefit of the related Obligor under such Account at such date).

                "Unrecovered Purchase Price" means, at any date, the excess, if any, of (i) the sum of all Current Purchase Prices paid to the Parent for the account of the Sellers on or prior to such date for the Participating Interests over (ii) the aggregate amount received by the Agent and applied with respect thereto on or prior to such date pursuant to Section 9.05.

                "Unused Commitment" means, at any date, the excess, if any, of the Commitment over the Unrecovered Purchase Price at such date.

                "Utilization Limit" means, at any date, an amount equal to the least of the following amounts: (i) the Commitment at such date and (ii) an amount such that, if the Unrecovered Purchase Price equalled such amount, the Participation Percentage at such date would equal 100%.

                SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants) with the audited consolidated financial statements of the Parent and its Consolidated Subsidiaries filed with the Parent's Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 1993 or, if later, the most recent such statements delivered to the Purchasers pursuant to Section 5.11; provided that, if the Parent notifies the Agent that the Parent wishes to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Parent that the Majority Purchasers wish to amend Article V for such purpose), then the Parent's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Majority Purchasers.

                SECTION 1.03. UCC Terms. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York shall, unless the context otherwise requires, have the meanings set forth therein.

                                   ARTICLE II

                              PURCHASES AND SALES

                SECTION 2.01. Agreement to Purchase. Upon the basis of the Sellers' representations and warranties contained in Article IV and pursuant to
Section 3.01 hereof and subject to the terms and conditions of this Agreement, the Sellers may at their option sell to the Purchasers, and each Purchaser severally agrees to purchase from the Sellers, on any Purchase Date during the period from the Effective Date to but not including the Termination Date, initial and incremental Participating Interests to the extent that, after giving effect to such purchase and to any contemporaneous settlement pursuant to Section 2.06, such Purchaser's Commitment Percentage of the Unrecovered Purchase Price does not exceed its Commitment Percentage of the Commitment. Notwithstanding the foregoing, on the initial Purchase Date, the Purchasers shall make such purchase from the Sellers and from the Purchasers under and as defined in the 1991 Receivables Purchase Agreement by directing to the Agent under the 1991 Receivables Purchase Agreement such portion of the Current Purchase Price paid hereunder as will, together with other amounts provided by the Sellers, be sufficient to pay to the Purchasers under and as defined in the 1991 Receivables Purchase Agreement all Unrecovered Purchase Price and Accrued Discount thereunder, in each case, as defined therein, with any balance of the Current Purchase Price paid hereunder to be paid to the Sellers hereunder.

                SECTION 2.02. Sales Procedures. (a) The Parent shall designate each Purchase Date by at least three Business Days' notice to the Agent (a "Notice of Sale"), setting forth:

             (i)  the proposed Purchase Date, which shall be a Business Day, and

            (ii) the aggregate amount to be paid by the Purchasers on such Purchase Date for the initial or incremental Participating Interests to be sold on such Purchase Date (the "Current Purchase Price"), which shall be an aggregate amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such sale may be for a Current Purchase Price equal to the maximum amount permitted to be sold in compliance with Sections 2.01 and 3.01(d)).

                (b) As soon as practicable after receipt of a Notice of Sale, the Agent shall notify each Purchaser of the contents thereof and of such Purchaser's ratable share of the Current Purchase Price. Upon receipt of a Notice of

Sale by the Agent, such Notice of Sale shall not be revocable by the Parent or any Seller.


                (c) Not later than 12:00 noon (Wilmington, Delaware time) on each Purchase Date, each Purchaser shall make available its ratable share of the Current Purchase Price, in Dollars in immediately available funds, at the office of the Agent referred to in Section 10.03. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or expressly waived, the Agent will make the funds so received from the Purchasers promptly available to the Parent for the account of the Sellers.

                SECTION 2.03. Participation Percentage. The Participation Percentage for each day, applicable for purposes of computations under this Agreement on such day (and for all purposes of this Agreement until determination of a new Participation Percentage on the next succeeding Determination Date, if any), shall be an amount for each Determination Date determined in accordance with the following formula (rounded to four decimal places):

                PP =     UPP + DR + LR
                         -------------
                          NEAB

                PP =    Participation Percentage
               UPP =    Unrecovered Purchase Price at such
                        Determination Date (giving effect
                        to any purchase and/or settlement
                        on such date)
                DR =    Discount Reserve at such Determination
                        Date
                LR =    Loss Reserve at such Determination Date
              NEAB =    Net Eligible Account Balance at such
                        Determination Date

provided that the Participation Percentage shall not, in any event, exceed 100%; provided further that the Participation Percentage shall be for each day after the Termination Date until (x) the date on which the Purchasers' Collection Amount is zero and all other amounts payable hereunder to the Agent and the Purchasers have been paid in full, as calculated on the Termination Date, and (y) thereafter, zero.

                SECTION 2.04. Discount Calculations. (a) The Agent shall determine the Applicable Discount Rate for each Discount Period and shall promptly notify the Parent, the Collection Agent and each Purchaser of each Applicable Discount Rate so determined by it.

                Subject to subsection (b) below, the "Applicable Discount Rate" for any Discount Period is the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate.

                The "Applicable Margin" for any Discount Period is 1.40%.

                The "Adjusted London Interbank Offered Rate" applicable to any Discount Period is a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage as of the first day of such Discount Period.

                The "London Interbank Offered Rate" applicable to any Discount Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Discount Period in an amount approximately equal to the Commitment Percentage of such Reference Bank of the Unrecovered Purchase Price as of the first day of such Discount Period and for a period of time comparable to such Discount Period.

                "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the London Interbank Offered Rate is determined or any category of extensions of credit or other assets which includes extensions of credit by a non-United States office of any Purchaser to United States residents).

                (b)  If prior to the first day of any Discount Period:

                (i) the Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Discount Period; or

            (ii) any Purchaser shall notify the Agent that, as a result of a Regulatory Change, it is unlawful or impossible for such Purchaser to fund its Participating

Interest in the London interbank market for such Discount Period;


the Agent shall forthwith give notice thereof to the Parent, the Collection Agent and the Purchasers, and the Applicable Discount Rate for such Discount Period shall be the Average Prime Rate plus 1% for such Discount Period.
                SECTION 2.05. Loss Reserve. The Loss Reserve for each day, applicable for purposes of computations under this Agreement on such day (and for all purposes of this Agreement until determination of a new Loss Reserve on the next succeeding Determination Date, if any), shall be an amount for each Determination Date determined in accordance with the following formula:


                             ( (UPP + DR)   )
                LR  =  LRP X ( -------------)
                             ( (1 - LRP)    )

                LR  =  Loss Reserve at such Determination
                       Date

                UPP =  Unrecovered Purchase Price at such
                       Determination Date

                LRP =  Loss Reserve Percentage at such
                       Determination Date

                DR  =  Discount Reserve at such Determination
                       Date

                SECTION 2.06. Settlement Statement. At least three Business Days prior to each Settlement Date, the Collection Agent shall deliver to the Agent a duly completed Settlement Statement. Such Settlement Statement shall be accompanied by such information as the Agent or any Purchaser may reasonably request for the purpose of effecting an accounting and settlement hereunder on such Settlement Date. SECTION
        2.07. Commitment Fees; Termination or Reduction of Commitment. (a) The Sellers shall pay commitment fees to the Agent for the account of the Purchasers ratably in proportion to their Commitment Percentages in arrears on each March 31, June 30, September 30 and December 31 prior to the Termination Date and on the Termination Date. Such commitment fees shall accrue for each day from and including the Effective Date to but excluding the Termination Date at the rate of .175 of 1% per annum on the Unused Commitment.

                (b) The Parent may, upon at least three Business Days' notice to the Agent, terminate at any time, or reduce from time to time by an amount of $10,000,000 or any larger multiple thereof, the amount of the Commitment.

                SECTION 2.08. Failure to Sell. If for any reason sales are not consummated on a Purchase Date after notice has been given to the Purchasers in accordance with Section 2.02(b), other than any such sale which is not consummated because a Purchaser has failed to make available its ratable share of the Current Purchase Price despite the satisfaction of all applicable conditions specified in Article III, the Sellers shall reimburse each Purchaser on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in its Participating Interest), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties in order to fund its Participating Interest, provided that such Purchaser shall have delivered to the Parent a certificate prepared in good faith and setting forth in reasonable detail its calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. In determining such amount, such Purchaser may use any reasonable averaging and attribution methods.

                SECTION 2.09. Payments. Each payment to be made to the Agent hereunder shall be made not later than 12:00 Noon (Wilmington, Delaware time) on the required payment date in Dollars in immediately available funds at the office of the Agent referred to in Section 10.03. The Agent will promptly distribute to each Purchaser in like funds its ratable share of each such payment received by the Agent for the account of the Purchasers. Overdue payments shall bear interest, payable on demand, accruing from the date payment thereof was due to the date of payment thereof, at a rate per annum for each day equal to the sum of 2% plus the Prime Rate for such day.

                SECTION 2.10. Rate Basis. Discount and commitment fees hereunder shall be computed on the basis of the actual number of days elapsed or to elapse (including the first day but excluding the last day of any relevant period) in a year of 360 days.

                SECTION 2.11. No Recourse; Seller Liability. Each sale of Participating Interests hereunder shall be made without recourse to the Sellers (including the Parent under Article XI). Each such sale shall be made pursuant to and in reliance upon the warranties and agreements on the part of the Sellers contained in this Agreement. All obligations of the Sellers or any of them contained in this Agreement shall be the joint and several obligation of each Seller.

Each Seller other than the Parent hereby irrevocably appoints the Parent as its agent hereunder and authorizes the Parent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Parent by the terms hereof, together with all such powers as are reasonably incidental thereto. Each such Seller shall be bound by any action taken by the Parent as its agent hereunder.

                SECTION 2.12. No Assumption of Obligations. No obligation or liability to any Obligor under any Account or Contract is assumed by the Agent or any Purchaser hereunder or under any Assignment and any such assumption is hereby expressly disclaimed.

                SECTION 2.13. Repurchase of Pool Participation. If the Parent shall have requested, the Parent may on any Settlement Date after the Termination Date repurchase the Purchasers' aggregate Pool Participation at such date at a price equal to the Purchasers' Collection Amount at such date; provided that the Purchasers' Collection Amount at such date is not more than the lesser of (x) $10,000,000 or (y) an amount equal to 10% of the largest Purchasers' Collection Amount outstanding at any time under this Agreement. Such repurchase shall be without recourse, representation or warranty except as to the absence of encumbrances created by the Purchasers. On or after such repurchase, the Purchasers shall, at the Parent's expense and upon the Parent's payment therefor, take all actions reasonably requested by the Parent to fully effectuate such repurchase.

                SECTION 2.14. Additional State Income Taxes. If any tax, fee or similar charge measured by net income or profits is imposed on or with respect to any payment for the account of any Purchaser provided for in this Agreement by any State or political subdivision thereof (other than a jurisdiction in which such Purchaser's principal executive office or Facility Office is located), the Sellers shall cooperate with the Purchasers to mitigate the effect of such tax, fee or similar charge. If the Purchaser determines that, notwithstanding any such action, the result of any of the foregoing is to increase the cost to such Purchaser of purchasing its Participating Interest or to reduce the amount of any sum received or receivable by such Purchaser under this Agreement, by an amount deemed by such Purchaser in good faith to be material, then, upon 30 days written notice from the Agent (with the consent of all the Purchasers) to the Parent, the Commitment shall terminate.

                                  ARTICLE III

                            CONDITIONS TO PURCHASES

                The obligation of each Purchaser to purchase an initial or incremental Participating Interest on any Purchase Date is subject to the satisfaction of such of the following conditions as shall not have been expressly waived in writing by the Agent with the consent of the Majority
Purchasers:

                SECTION 3.01. All Purchase Dates. In the case of each Purchase Date:

                (a)  receipt by the Agent of a Notice of Sale as required by
Section 2.02;

                (b) the fact that, immediately before and after giving effect to the purchases and sales on such Purchase Date, no Termination Event and no Potential Termination Event shall have occurred and be continuing;

                (c) the fact that the representations and warranties of the Sellers contained in Article IV of this Agreement shall be true and correct on and as of such Purchase Date; and

                (d) the fact that, immediately after giving effect to the purchases and sales on such Purchase Date, the Unrecovered Purchase Price shall not exceed the Utilization Limit.

Each Notice of Sale hereunder shall be deemed to be a representation and warranty by the Sellers as of the related Purchase Date as to the facts specified in clauses (b), (c) and (d) of this Section.

                SECTION 3.02. First Purchase Date. In the case of the first Purchase Date, receipt by the Agent of:

                (a) for the account of each Purchaser, a duly executed Assignment in the form of Exhibit A hereto dated on or before such Purchase Date;

                (b) an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Sellers, substantially in the form of Exhibit C-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Majority Purchasers may reasonably request;

                (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Majority Purchasers may reasonably request;

                (d) a perfection certificate, substantially in the form of Exhibit B, duly completed and having annexed thereto all schedules and exhibits contemplated thereby, signed by the chief financial officer and the chief legal officer of the Parent;

                (e) the arrangement fee described in the fee letter with J.P. Morgan Delaware dated the Effective Date;

                (f) payment in full of all amounts payable under the 1991 Receivables Purchase Agreement;

                (g) a Settlement Statement for the Accounting Period ended not less than 12 Business Days prior to the initial Purchase Date; and

                (h) receipt by the Agent of all documents it may reasonably request relating to the existence of the Sellers, the corporate authority for and the validity of this Agreement and the Assignments, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The documents referred to in this Section shall be delivered to the Agent no later than the first Purchase Date. The opinions and certificate referred to in clauses (b), (c) and (d) above shall be dated the first Purchase Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                The Sellers represent and warrant that:

                SECTION 4.01. Corporate Existence and Power. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Seller is duly qualified as a foreign corporation and is licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Parent and its consolidated Subsidiaries taken as a whole.


                SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Seller of this Agreement and the Assignments are within such Seller's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 4.04) and do not contravene in any material respect any provision of applicable law or regulation, or contravene, or constitute a default under, the certificate of incorporation or by-laws of such Seller or of any judgment, injunction, order, decree, Debt agreement or instrument or any other material agreement or instrument binding upon the Parent or any of its Subsidiaries or result in the creation or imposition of any lien, pledge, charge, security interest or encumbrance of any kind (except the security interests created hereunder) on any asset of the Parent or any of its Subsidiaries.

                SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Seller enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability. Each Assignment, when executed and delivered in accordance with this Agreement, will constitute a valid and effective assignment of the Participating Interest identified therein.

                SECTION 4.04. Perfection. On or prior to each Purchase Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Participating Interests against all creditors of and purchasers from each Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings will have been paid in full.

                SECTION 4.05. Accuracy of Information. All information heretofore furnished by any Seller in writing to the Agent or any Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Seller in writing to the Agent or any Purchaser will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

                                   ARTICLE V

                                   COVENANTS

                The Sellers agree with the Agent and the Purchasers that, unless compliance is expressly waived in accordance with Section 10.05 hereof:

                SECTION 5.01. Maintenance of Records. (a) Subject to Section 9.04(a), the Sellers shall maintain all such Records as may be necessary or advisable for the administration, servicing and collection of all Pool Accounts (including, without limitation, duplicate records and/or system redundancy so as to enable the reconstruction of essential records in the event of any reasonably foreseeable casualty) .

                (b) Subject to Section 9.04(a), the Sellers shall hold in trust for the Purchasers all Records, and shall maintain and mark the appropriate Records as necessary to indicate that the Purchasers have an interest in the Pool Accounts.

                SECTION 5.02. Protection of Participating Interests of Purchasers. (a) The Sellers shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statements and continuation statements for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and of any documents appropriate for filing under the provisions of applicable law to perfect and protect the Participating Interests in any jurisdiction in which the Uniform Commercial Code is not in effect, the execution, amendment or supplementation of any instrument of transfer, the giving of notice of the Participating Interests to any Obligor and the making of notations in the Records) as may be necessary, or as may be reasonably requested by the Agent, in order to effect the purposes of this Agreement and the sale of Participating Interests hereunder and to protect the Participating Interests against all Persons whomsoever; provided that nothing in this Section 5.02(a) shall prohibit the granting of any Permitted Subordinated Interest.

                (b) No Seller shall change its name, identity or corporate structure (within the meaning of section 9-402(7) of any applicable enactment of the Uniform Commercial Code) unless the Parent shall have (i) given the Agent at least 30 days' prior notice thereof and (ii) delivered an opinion of counsel with respect thereto in accordance with Section 5.07.

                (c) No Seller shall relocate its chief executive office unless the Parent shall have (i) given the Agent at least 30 days' prior notice thereof and (ii) in the case of any relocation of such chief executive office to a place outside of the State of California, delivered an opinion of counsel with respect thereto in accordance with Section 5.07.

                (d) Each Seller shall at all times maintain its chief executive office within a jurisdiction in the United States (i) other than the States of Florida, Maryland, Minnesota and Tennessee and (ii) in which article 9 of the Uniform Commercial Code (1972 or later revision) is in effect.

                (e) To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file financing and continuation statements with respect to the Participating Interests and amendments thereto without any Seller's execution thereof. The Agent will promptly send to the Parent copies of any such documents so signed and filed; provided that no failure by the Agent to send such copies to the Parent shall affect the validity or effectiveness of any such document.

                SECTION 5.03. Performance of Contracts. Each Seller shall at all times observe and perform, or cause to be observed and performed, all contractual undertakings and other legal obligations owed by it to each Obligor that is the related Obligor on a Pool Account (except for such immaterial failures to perform that could not, in the aggregate, reasonably be expected to affect, and do not affect, the obligations of such Obligor), and, subject to
Section 5.06, shall do nothing to impair the rights of the Purchasers in and to the Pool Accounts; provided that nothing in this Section 5.03 shall prohibit the granting of any Permitted Subordinated Interest.

                SECTION 5.04. Furnishing of Account Information; Inspection of Records. (a) Each Seller shall maintain for each Determination Date a list of Accounts of such Seller which are not included in the calculation of the Net Eligible Account Balance by virtue of the fact that they are not Eligible Accounts (such accounts for any Determination Date, the "Ineligible Accounts"). On each Settlement Date, each Seller, or the Collection Agent on behalf of each Seller, shall prepare and make available a list identifying the Obligor and Unpaid Balance for each Pool Account as of the last day of the Accounting Period then most recently ended, a calculation of the Net Reinvestment Gain or Net Reinvestment Loss then payable, and an estimate of the Unpaid Balances of License Accounts and Service Accounts, and shall furnish to the Agent and each Purchaser a summary statement of such information in form acceptable to the Purchasers and, within three Business Days after any request therefor, a copy of the listing of Pool Accounts, and the related Obligors and Unpaid Balances.

                (b) Each Seller shall furnish to the Agent and each Purchaser, within five Business Days after the Termination Date and on each Settlement Date thereafter and within eight Business Days after written request therefor by the Agent at the request of either Purchaser (based upon a good faith concern for protection of such Purchaser's interests hereunder), a written report, signed by the chief financial officer or a treasurer or assistant treasurer of such Seller, containing, with respect to each Participating Interest (itemized for each Obligor), (x) a list of all Pool Accounts, together with, for each Pool Account, the Unpaid Balance thereof and all Collections, charge-offs, write-offs, discounts or other adjustments with respect thereto since the date of the last such report delivered to such Purchaser pursuant to this clause (b), an aging of all Pool Accounts and such other information as the Agent or any Purchaser may reasonably request, all as of the last day of the Accounting Period then most recently ended (or, if after a written request, as of the third Business Day after the date of such request); and (y) an analysis and explanation of significant variances, if any, between actual Collections by each Seller of Pool Accounts during the Accounting Period then most recently ended and historical collections experience of such Seller.

                (c) The Collection Agent is, and shall at all times remain, capable of determining on each Determination Date the Participation Percentage for such Determination Date. To mitigate the administrative cost to the Collection Agent of performing its duties under this Agreement, the parties acknowledge that the Collection Agent need not determine the Participation Percentage for any Determination Date, provided that (x) at the opening of business on (i) each Purchase Date, (ii) the Termination Date (and each Business Day thereafter) and (iii) any Business Day on which the Unrecovered Purchase Price shall exceed the Utilization Limit (using, in determining such Participation Percentage, the Net Eligible Account Balance as of the close of business of the immediately preceding Determination Date), (y) on each Settlement Date, as of the last day of the Accounting Period then most recently ended, and (z) on the eighth Business Day after a written request from the Purchaser or the Agent, as of the opening of business of the Determination Date occurring three Business Days after such request, the Collection Agent shall determine the Participation Percentage for such day and promptly notify the Parent, the Agent and each Purchaser thereof.

                (d) Each Seller shall furnish to the Agent and each Purchaser from time to time such additional information with respect to the Pool Accounts as the Agent or any Purchaser may reasonably request.

                (e) Each Seller shall permit representatives of the Agent or any Purchaser from time to time during its normal business hours and upon reasonable notice to inspect, audit and make copies of any and all Records.

                SECTION 5.05. Maintenance of Qualification and Credit Policies. Each Seller shall maintain all of its rights, powers and privileges material to its ability to conduct business in all jurisdictions in which any Obligor on any Pool Account of such Seller is located, on which may be conditioned the ability of the Seller to commence or maintain legal proceedings against such an Obligor in the courts of such jurisdiction, except, in the case of any jurisdiction in which Obligors of an immaterial amount of the Pool Accounts are located that may be satisfied or obtained without significant penalty at the time any such legal proceeding is sought to be commenced or maintained. No Seller shall change in any material respect its credit extension and administration policies and procedures from those heretofore described to the Purchasers in any manner that could adversely affect the rights of the Purchasers hereunder. No Seller shall change its current practices with respect to the recognition of estimated or actual loss on Pool Accounts in any manner which would materially affect the incidence of Defaulted Accounts.

                SECTION 5.06. Modification of Accounts. No Seller shall modify the terms of any Pool Account without the prior written consent of the Majority Purchasers; provided that, while acting as Collection Agent, the Parent may modify the terms of any Pool Account in accordance with Sections 9.01, 9.02 and 9.03.

                SECTION 5.07. Supplemental Opinions of Counsel. Not more than six months nor less than 15 days prior to each date on which any Seller proposes to take any action contemplated by Section 5.02(b) or (c), the Parent shall, to the extent required by such Sections, at its cost and expense, cause to be delivered to the Purchasers an opinion of counsel (which may be an opinion of in-house counsel), satisfactory to the Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect the Participating Interests, for a period, specified in such opinion, against all creditors of and purchasers from any Seller have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

                SECTION 5.08. Maintenance of Ownership. Except as a result of any transaction consummated in accordance with the proviso of Section 5.14, the Parent shall at all times retain direct or indirect ownership, free and clear of any Title Defect, of all outstanding shares of capital stock (except directors' qualifying shares) of each other Seller.

                SECTION 5.09. No Disposition. No Seller shall sell, assign or otherwise dispose of, or create or suffer to exist any Title Defect (other than the Participating Interests and any Permitted Subordinated Interest) with respect to, its interest in any Pool Account and the proceeds thereof.

                SECTION 5.10. File Search Reports. Not later than 60 days after Effective Date, the Parent shall furnish to the Agent file search reports from the Uniform Commercial Code filing officer in each of the relevant jurisdictions confirming the filing of the financing statements required in connection with this Agreement.

                SECTION 5.11. Financial Information. The Parent will deliver to each of the Purchasers:

                (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

                (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter, and consolidated unaudited statements of income and cash flow of the Parent and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form the figures for the corresponding portion in the immediately preceding fiscal year, in the case of such statements of income and cash flow, and figures for the preceding fiscal year in the case of such balance sheet, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a Responsible Financial Officer of the Parent;


                (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Financial Officer of the Parent (i) stating whether any Termination Event or Potential Termination Event existed on the date of such financial statements and, if any Termination Event or Potential Termination Event then exists, stating the nature thereof and the action which the Parent is taking or proposes to take with respect thereto and (ii) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Section 5.13 on the date of such financial statements;

                (d) within five days after any Responsible Officer or Responsible Financial Officer obtains knowledge of any Termination Event or Potential Termination Event, if such Termination Event or Potential Termination Event is then continuing, a certificate of a Responsible Financial Officer of the Parent setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

                (e) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                (f) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto unless requested by any Purchaser) which the Parent shall have then filed with the Securities and Exchange Commission;

                (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the

PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution of more than $500,000 to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent setting forth details as to such occurrence and action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take; and


                (h) from time to time such additional information regarding the consolidated financial position or business of the Parent and its Subsidiaries as the Agent, at the request of any Purchaser, may reasonably request.

                SECTION 5.12. Conduct of Business and Maintenance of Existence. The Parent shall not make, nor permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof; provided, however, that the Parent and its Subsidiaries may enter into businesses which are appropriate extensions of or are reasonably related or incidental to the current businesses of the Parent and its Subsidiaries. The Parent shall at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each Seller, except as otherwise specifically permitted by Sections
5.08 and 5.14, and will qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Parent or the Parent and its Subsidiaries taken as a whole.

                SECTION 5.13. Minimum Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $1,000,000,000.

                SECTION 5.14. Consolidations, Mergers and Sales of Assets. Neither the Parent nor any other Seller will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly (in a single transaction or series of transactions), all or substantially all of its assets to any other Person, provided that (i) any Seller (other than the Parent) may merge or consolidate with, or transfer all or substantially all of its assets to, any other Subsidiary of the Parent and any Seller may merge into, or transfer all or substantially all of its assets to, the Parent, (ii) the Parent may merge or consolidate with any other corporation provided that either (1) the Parent shall be the continuing or surviving corporation, or (2) the successor corporation shall be a solvent corporation organized under the laws of any State of the United States of America with a financial condition at least equal to that of the Parent at the time of such merger or consolidation, and such corporation shall expressly assume in writing all of the obligations of the Parent under this Agreement, including all covenants herein contained, and such successor shall be substituted for the Parent with the same effect as if it had been named herein as a party hereto, and (iii) a Seller may merge into or consolidate with a corporation in connection with such corporation becoming a Subsidiary of the Parent or being combined with any existing Subsidiary of the Parent; provided further that in the case of any of (i), (ii) and (iii), (x) measures satisfactory to the Agent have been implemented so as to assure that the Accounts and the collections thereon will not be commingled with any other accounts receivable and the collections thereon, (y) immediately after and giving effect to such transaction, no Termination Event or Potential Termination Event shall have occurred and be continuing, and (z) such transaction shall not result in a material adverse change in the nature or credit quality of the Pool Accounts, as reasonably determined by the Agent.

                SECTION 5.15. Use of Proceeds. The proceeds of the purchases of Participating Interests and the reinvestment of the Collections thereof will be used by the Sellers for general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation.

                                   ARTICLE VI

                           TERMINATION OF COMMITMENT

                SECTION 6.01. Termination Events. If any of the following events (herein called "Termination Events") shall have occurred and be continuing:

                (a) the Sellers shall fail (i) on any Settlement Date, to make any payment reflected in the related Settlement Statement as being payable on such Settlement Date or (ii) to make any other payment hereunder within five days of the due date thereof;

                (b) any Seller shall fail to observe or perform any covenant contained in Section 5.06, 5.09 or 5.14, or the Parent shall fail to observe or perform any covenant contained in Section 5.08 or 5.13 inclusive;

                (c) any Seller shall default in the performance of any agreement or undertaking hereunder (other than those covered by clause (a) or (b) above) and such default shall continue for 30 days after written notice thereof has been given to the Parent by the Agent at the request of any Purchaser;

                (d) any representation, warranty, certification or statement made by any Seller in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                (e) the Parent or any Subsidiary shall fail to make any payment of principal or interest in respect of any Material Debt when due or within any applicable grace period;

                (f) an Event of Default under Section 6.01(a), (f), (g) or (h) or with respect to Section 5.01(a), (b), (c), (h) or (i) or 5.02(h) of the Credit Agreement (or in each case any successor provision thereto) shall have occurred and be continuing; or any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or any event or condition shall occur and be continuing which enables (with the giving of notice of acceleration, if required) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                (g) the Loss Ratio as determined at any date shall exceed 4%;

                (h) the Participation Percentage as determined on any date shall exceed 100% (determined for purposes of this Section 6.01(h) without regard to the proviso to Section 2.03);

                (i) the Parent or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                (j) an involuntary case or other proceeding shall be commenced against the Parent or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4210( c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;


                (l) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Parent or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                (m) (i) any corporation or Person, or a group of related corporations or Persons, shall acquire (a) beneficial ownership in excess of 50% of the outstanding common stock of the Parent or (b) all or substantially all of the assets of the Parent, or (ii) a majority of the Board of Directors of the Parent is, at any time, composed of persons other than (a) persons who were members of such Board on the date of this Agreement, (b) successors to such persons elected or nominated in the ordinary course of business, and (c) any person who has served as a member of such Board for at least the prior 12 months;

then, and in any such event,

                (x)  if such event is a Termination Event specified in clause
(i) or (j) above with respect to any Seller, automatically the Commitment shall terminate, without any notice to any Seller or any other action by the Agent or any Purchaser, and

                (y) if such an event is any other Termination Event, the Agent shall, if so instructed by the Majority Purchasers, by notice to the Parent declare the Commitment terminated in which event the Commitment shall thereupon terminate.

                SECTION 6.02. Notice to Parent. The Agent shall give notice to the Parent under Section 6.01(c) promptly upon being requested to do so by any Purchaser and shall thereupon notify all Purchasers thereof.


                                  ARTICLE VII

                                   THE AGENT

                SECTION 7.01. Appointment and Authorization. Each Purchaser irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

                SECTION 7.02. Agent and Affiliates. J.P. Morgan Delaware shall have the same rights and powers under this Agreement as any other Purchaser and may exercise or refrain from exercising the same as though it were not the Agent, and J.P. Morgan Delaware and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent or any Subsidiary or Affiliate of the Parent as if it were not the Agent hereunder.

                SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Termination Event, except as expressly provided in Article
VI. Any action taken by the Agent with the consent or at the request of the Majority Purchasers shall be binding upon all Purchasers.

                SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for a Seller), independent public accountants and other experts selected by it and shall not be liable to the Purchasers for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Purchaser for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Majority Purchasers or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any purchase hereunder; (ii) the performance or observance of any of the covenants or agreements of any Seller; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Assignments, the Pool Accounts and related Contracts or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy, electronic facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                SECTION 7.06. Indemnification. Each Purchaser shall, ratably in accordance with its Commitment Percentage, indemnify the Agent (to the extent not reimbursed by the Sellers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                SECTION 7.07. Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Purchasers and the Parent. Upon any such resignation, the Parent shall have the right, with the consent of the Majority Purchasers (which consent shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Parent and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                SECTION 7.09. Agent's Fees. The Parent shall pay to the Agent for its own account arrangement and administrative fees as previously agreed between them.

                                  ARTICLE VIII

                              SELLERS' INDEMNITIES

                SECTION 8.01. Breach of Warranty or Agreement. The Sellers agree to indemnify the Agent, the Collection Agent (if other than the Parent) and each Purchaser (an "Indemnitee"), and to hold each Indemnitee harmless against, any loss, cost, expense, damage or liability arising out of or resulting from the inaccuracy when made of any representation or warranty made by any Seller in this Agreement or in writing pursuant hereto (including, without limitation, any information set forth in any document delivered by any Seller pursuant hereto), from the failure by any Seller to observe or perform any agreement or undertaking made by it in this Agreement or pursuant hereto; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.
 Without limiting the generality of the foregoing, the Sellers shall indemnify and hold each Indemnitee harmless against (i) all costs, expenses and liabilities arising out of or resulting from any Pool Account or related Contract not complying with applicable law, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection,
(ii) all costs, expenses, losses, claims and liabilities arising out of or resulting from any action of the Parent in its capacity as Collection Agent in violation of applicable law or otherwise in contravention of the legal rights of any Obligor, (iii) all losses attributable to any inaccuracy in a Net Eligible Account Balance at any time determined hereunder, whether or not such inaccuracy would constitute a breach of the warranties set forth in Section
4.05 or was otherwise within the ability of any Seller to prevent, (iv) all losses (including losses by reason of an Obligor's failure to pay) attributable to any failure or alleged failure to vest and maintain vested in the Purchasers a perfected undivided percentage ownership interest (to the extent of their respective Commitment Percentages) in each and every right, title and interest included or purported to be included in the Pool Participation, free of any Title Defect (other than any Permitted Subordinated Interest) asserted by any Person claiming by, through or under any Seller or any Affiliate of any Seller (including without limitation any such consequence of the commencement of bankruptcy, insolvency or similar proceedings with respect to any Seller or any Affiliate of any Seller), (v) all costs, expenses, losses, claims and liabilities arising out of or resulting from the manufacture, sale, use or ownership of goods or receipt of services which at any time are or shall have been the subject of any Pool Account or related Contract and (vi) any obligation or liability of any Seller or any Affiliate of any Seller to any Obligor which any court of competent jurisdiction may determine has been assumed by any Indemnitee. The representations, warranties and indemnities of the Sellers hereunder shall be continuing and shall inure to the benefit of all Indemnitees without regard to any investigation by or knowledge on the part of any Indemnitee.


                SECTION 8.02. Tax Indemnification. The Sellers agree to pay, and to indemnify, defend and hold harmless each Indemnitee from and against, any taxes which may at any time be asserted in respect of this transaction or the subject matter hereof (including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes, but not including any taxes imposed upon such Indemnitee with respect to its net income or profits arising out of the transactions contemplated hereby), whether arising by reason of the acts to be performed by the Sellers hereunder or imposed against a Seller, an Affiliate of any Seller, an Indemnitee, the property involved or otherwise.

                SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Purchaser (or its Facility Office) with any request or directive of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"):

                 (i) shall subject any Purchaser (or its Facility Office) to any tax, duty or other charge with respect to its Participating Interest or its obligations hereunder (other than any franchise tax or any tax imposed on the overall net income of such Purchaser or its Facility Office), or shall change the basis of taxation of payments to any Purchaser (or its Facility Office) of any amounts payable under this Agreement (other than any change in any franchise tax or any tax imposed on the overall net income of such Purchaser or its Facility Office); or

                (ii) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Purchaser (or its Facility Office) or shall impose on any Purchaser (or its Facility Office) or on the London interbank market any other condition affecting its Participating Interest or its obligations hereunder;


and the result of any of the foregoing is to increase the cost to such Purchaser (or its Facility Office) of purchasing or holding its Participating Interest, or to reduce the amount of any sum received or receivable by such Purchaser (or its Facility Office) under this Agreement, by an amount deemed by such Purchaser in good faith to be material, then, within 15 days after demand by such Purchaser upon the Parent (with a copy to the Agent), the Sellers shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such increased cost or reduction.

                (b) If after the date hereof, any Purchaser shall have determined that the adoption of any applicable law, rule or regulation of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Purchaser (or its Facility Office) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser's capital as a consequence of its obligations hereunder to a level below that which such Purchaser could have achieved hereunder but for such adoption, change or compliance (taking into consideration such Purchaser's policies with respect to capital adequacy) by an amount deemed in good faith by such Purchaser to be material, then from time to time, within 15 days after demand by such Purchaser upon the Parent (with a copy to the Agent), the Sellers shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such reduction.

                (c) Each Purchaser will promptly notify the Parent and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Purchaser to compensation pursuant to this Section. Notwithstanding the foregoing subsections (a) and (b) of this Section, the Parent shall only be obligated to compensate any Purchaser for any amount arising or accruing during (x) any time or period commencing not more than six months prior to the date on which such Purchaser notifies the Agent and the Parent that it proposes to demand such compensation and identifies to the Agent and the Parent the statute, regulation or other basis upon which the claimed compensation is or will be based and (y) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Purchaser did not know that such amount would arise or accrue.


                SECTION 8.04. Notice to Parent. Each Purchaser will promptly notify the Parent and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Purchaser to compensation pursuant to this Article and will designate a different Facility Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Purchaser, be otherwise disadvantageous to such Purchaser. Any claim for compensation under this Article VIII shall be accompanied by a certificate prepared in good faith by the relevant Purchaser and signed by a responsible officer setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder. Such certificate shall be conclusive in the absence of manifest error. In determining such amount, such Purchaser may use any reasonable averaging and attribution methods.

                SECTION 8.05. Expenses Included. Indemnification under this Article shall include, without limitation, reasonable counsel fees and expenses and other out-of-pocket expenses, including expenses of investigation, to the extent incurred in connection with the matter or transaction giving rise to a claim for indemnification hereunder.


                                   ARTICLE IX

                         ADMINISTRATION, SERVICING AND
                          COLLECTION OF POOL ACCOUNTS

                SECTION 9.01. Appointment of Collection Agent. The administration, servicing and collection of the Pool Accounts shall be the responsibility of the Person from time to time appointed as Collection Agent pursuant to this Section. Until such time, if any, following (i) the occurrence of a Termination Event or (ii) the occurrence and continuance of a Potential Termination Event for 5 Business Days after written notice thereof has been given to the Parent by the Agent at the request of any Purchaser, as the Agent acting upon the instructions of the Majority Purchasers shall notify the Parent of the appointment of a substitute Collection Agent, the Parent is hereby appointed as, and hereby agrees to perform the duties and obligations of, the Collection Agent in accordance with this Agreement.

With the consent of the Majority Purchasers, the Agent may at any time and from time to time following (i) the occurrence of a Termination Event or (ii) the occurrence and continuance of a Potential Termination Event for 5 Business Days after written notice thereof has been given to the Parent by the Agent at the request of any Purchaser, appoint a substitute Collection Agent (which may be, but need not be, the Agent or a Purchaser or an Affiliate of any of the foregoing) to perform such administrative, servicing and collection functions. The Sellers and each Purchaser, to the extent of their respective interests (if any) in the Pool Accounts, hereby authorize the Collection Agent to exercise as their agent the rights and powers conferred upon the Collection Agent in this Agreement.


                SECTION 9.02. Collection of Pool Accounts. The Collection Agent shall endeavor, in accordance with all applicable laws and regulations and with reasonable care and diligence (and so long as the Collection Agent is the Parent, each Seller shall (with respect to Pool Accounts of such Seller) cause the Collection Agent to endeavor), to collect or cause to be collected from the Obligor under each Pool Account, as and when due, all amounts payable thereunder; and the Collection Agent may take or permit to be taken such action with respect thereto as it may deem advisable, including resale of any repossessed, returned or rejected goods and rescheduling through extension or otherwise of payments due under any Pool Account if reasonable business judgment indicates such rescheduling would enhance collection results. The Collection Agent shall comply (and so long as the Collection Agent is the Parent, each Seller shall cause the Collection Agent to comply) with all applicable legal requirements in the performance of its administrative, servicing and collection functions hereunder. In the event of a default under any Pool Account, the Collection Agent shall be entitled to sue thereon in the name of the related Seller; provided that the Collection Agent shall be entitled to sue thereon as agent of the Purchasers if and only if the Agent, acting upon the instructions of the Majority Purchasers, consents thereto in writing. Payments from Obligors shall be applied to Pool Accounts or portions thereof as specified by the related Obligor or, in the absence of such specification, first to the Pool Accounts of such Obligor in the chronological order in which the Pool Accounts of such Obligor arose and second to any other Accounts of such Obligor.

                SECTION 9.03.  Rebates, Refunds, Credits and Other Adjustments.
(a) The Sellers may grant, or permit to be granted to the Obligor under any Pool Account, any rebate, refund, credit or other adjustment which such Seller in good faith believes is justified. In the event any rebate, refund, credit or other adjustment is granted to the Obligor under any Pool Account, the
Sellers shall pay to the Collection Agent, on the date on which such adjustment is granted, an amount equal to the amount of such adjustment. For the purposes of this Section, "adjustment" shall not include (i) charge-offs or write-offs of Pool Accounts for uncollectibility or (ii) any discount or other adjustment reflected in the Unpaid Balance of a Pool Account utilized in the calculation of each Net Eligible Account Balance in which such Pool Account is included as an Eligible Account.

under any Pool Account, the Sellers shall pay to the Collection Agent,on the date on which such adjustment is granted, an amount equal to the amount of such adjustment. For the purposes of this Section, "adjustment" shall not include (i) charge-offs or write-offs of Pool Accounts for uncollectibility or
(ii) any discount or other adjustment reflected in the Unpaid Balance of a Pool Account utilized in the calculation of each Net Eligible Account Balance in which such Pool Account is included as an Eligible Account.


                (b) The Parent shall pay to the Collection Agent (and each Seller shall cause the Parent to make such payment) an amount equal to the Unpaid Balance of any Pool Account included in the calculation of the Net Eligible Account Balance on any Determination Date if such Pool Account was not an Eligible Account on such Determination Date. Each such payment shall be made within three Business Days of the date on which the state of facts giving rise to the payment obligation under the preceding sentence becomes known to the Parent.

                SECTION 9.04. Change of Collection Agent. If at any time a substitute Collection Agent for the Parent shall be appointed pursuant to
Section 9.01:

                (a) The Sellers shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Sellers and the Purchasers, all such Records as the Collection Agent or the Agent may reasonably request to enforce the rights or protect the interests of the Purchasers hereunder or in the Pool Participation.

                (b) The Sellers shall, as promptly as practicable thereafter, cause to be transmitted and delivered directly to the Collection Agent, forthwith upon receipt and in the exact form received, cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, for collection) which may be received by it as payment on account or otherwise in respect of any Pool Account. Each Seller hereby grants the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any instrument or other writing in connection with any Pool Account.

                (c) The Agent shall be entitled to notify any or all of the Obligors to make payment directly to the Collection Agent of amounts payable in respect of any Pool Account. Upon request of the Agent, each related Seller shall so notify such Obligors. Without limiting the generality of the foregoing, the Agent shall, if so instructed by the Majority Purchasers, deliver to the Obligor under any Qualifying Government Contract, the related notice of assignment furnished by the related Seller directing that all payments under such Qualifying Government Contract be made to the Collection Agent.


                SECTION 9.05.  Remittance of Collections; Reinvestment.  (a)
On each Business Day during the Reinvestment Period, the Collection Agent shall
(i) subject to subsection (c) below, reinvest, until the next succeeding Settlement Date, the Participation Percentage of Collections received since the next preceding Determination Date, for the account of the Purchasers, in accordance with the Participation Percentage determined pursuant to Section
2.03 as of the opening of business of the next succeeding Determination Date by paying the Participation Percentage of Collections to the Parent for the account of the Sellers and (ii) pay the remainder of Collections to the Parent for the account of the Sellers; provided that, the amount referred to in clause
(i) above shall be set aside and held in trust for the Purchasers to the extent that the Unrecovered Purchase Price minus any amounts so held in trust at such date exceeds the Utilization Limit at such date, and shall be so held in trust for the Purchasers until the earlier of (A) the next succeeding Determination Date (if any) when such monies may be reinvested as set forth above without causing the Unrecovered Purchase Price minus any amounts so held in trust (after giving effect to such reinvestment) to exceed the Utilization Limit, on which date such monies shall be so reinvested or (B) the next succeeding Settlement Date falling at least three Business Days after such date, on which date such monies shall be remitted to the Agent for application in accordance with subsection (c) or (d) below.

                (b) On each Business Day on or after the Termination Date (unless such day is a Settlement Date), the Collection Agent shall set aside and hold in trust from Collections received since the preceding Business Day:

             (i) for the Collection Agent any accrued and unpaid servicing fee payable by the Parent; and

            (ii) for the Purchasers the Participation Percentage of such Collections.

                (c) on each Settlement Date prior to the Termination Date, the Collection Agent shall remit or cause to be remitted to:

            (i) the Collection Agent the servicing fee then payable by the Purchasers under Section 9.07 or 9.08; and

            (ii) the Agent (and so long as the Collection Agent is the Parent, each Seller shall cause to be remitted to the Agent) the lesser of (x) the Purchasers' Collection Amount and (y) the Participation Percentage of Collections received on or after the next preceding Settlement Date; provided that the portion thereof in excess of Discount (and only such amount) shall continue to be reinvested in accordance with subsection (a) above; provided, further, that the amount remitted pursuant to this clause (ii) shall be reduced by the portion of the servicing fee then payable by the Purchasers and remitted to the Collection Agent pursuant to the preceding clause (i); provided, further, any such amount so remitted to the Collection Agent shall be treated as a remittance to the Agent to be applied in reduction of the Purchasers' Collection Amount.

On each Settlement Date on or after the Termination Date, the Collection Agent shall remit or cause to be remitted from the amounts set aside and held in trust pursuant to subsection (b) above to

        (1)  the Collection Agent the servicing fee then payable under
Section 9.07 or 9.08; and

        (2) the Agent (and so long as the Collection Agent is the Parent, each Seller shall cause to be remitted to the Agent) the amount set aside and held in trust for the Purchasers in accordance with subsection (b) above, and the Agent shall apply the same to the Purchasers' Collection Amount, and when the Purchasers' Collection Amount has been reduced to zero, to any other amounts payable hereunder to the Agent and the Purchasers, with any remainder being returned to the Parent for the several accounts of the Sellers; provided that the amounts remitted the Agent pursuant to this clause (2) shall be reduced by the portion of the servicing fee then payable by the Purchasers and remitted to the Collection Agent pursuant to the preceding clause (1); provided, further, that any such amount so remitted to the Collection Agent shall be treated as a remittance to the Agent to be applied to the Purchasers' Collection Amount.

                (d) The Collection Agent shall promptly remit to the Parent for the respective accounts of the Sellers all Collections not required to be set aside and held in trust for the Collection Agent or the Purchasers in accordance with subsections (a) or (b) above and all other collections on Accounts which do not constitute Collections.

                (e) The Purchasers and the Sellers agree that any reinvestment for the Purchasers' account shall be made at discount rates, priced on a basis comparable to that of the Applicable Discount Rate, that prevail at the time of reinvestment, and in amounts proportionate to the rate at which Collections are actually so reinvested. The parties accordingly agree that, on each Settlement Date, the Parent shall pay to the Purchasers, ratably, any Net Reinvestment Gain, and the Purchasers, ratably, shall pay to the Parent any Net Reinvestment Loss.

                As used in this Section:

                "Actual Reinvestment Proceeds" means for any Weekly Period the product of:

                        (i) the aggregate amount of Deemed Collections during such period multiplied by a fraction, determined at the close of business on the last Business Day of the preceding Weekly Period, equal to (x) the Purchasers' Collection Amount at such time divided by (y) the Net Eligible Account Balance at such time;

                multiplied by

                    (ii) the Reinvestment Discount Rate for such Weekly Period multiplied by seven and divided by 360.

                "Average Collection Period" for an Accounting Period is equal to the Average Net Eligible Account Balance for the Accounting Period divided by aggregate Collections for the Accounting Period times 30.

                "Deemed Collections" means, for any Weekly Period, (i) if Seller can calculate the amount of actual Collections for such Weekly Period, such amount, or (ii) otherwise, the amount of actual collections on all Accounts of such Seller, multiplied by (x) the aggregate Unpaid Balances of Pool Accounts of such Seller as of the close of business on the last Business Day of the preceding Weekly Period divided by (y) the aggregate Unpaid Balances of all Accounts of such Seller as of the close of business on the last Business Day of the preceding Weekly Period.

                "Expected Collections" means for any Weekly Period an amount equal to (i) the Net Eligible Account Balance on the last Business Day of the preceding Weekly Period divided by the Average Collection Period indicated on the most recent Settlement Statement multiplied by (ii) seven.

                "Expected Reinvestment Proceeds" means for any Weekly Period the product of:

                        (i) the aggregate amount of Expected Collections during such period multiplied by a fraction, determined at the close of business on the last Business Day of the preceding Weekly Period, equal to (x) the Purchasers' Collection Amount time divided by (y) the Net Eligible Account Balance at such time;

                multiplied by

                    (ii) the weighted average Applicable Discount Rate during such Weekly Period (expressed as a rate per annum) multiplied by seven and divided by 360.

                "Net Reinvestment Gain" means the amount (if any) by which the aggregate Actual Reinvestment Proceeds for all Weekly Periods ended during the related Accounting Period exceeds the aggregate Expected Reinvestment Proceeds for such period.

                "Net Reinvestment Loss" means the amount (if any) by which the aggregate Expected Reinvestment Proceeds for all Weekly Periods ended during the related Accounting Period exceeds the aggregate Actual Reinvestment Proceeds for such period.

                "Reinvestment Discount Rate" means for any Weekly Period the average daily Applicable Discount Rate, estimated by the Agent and expressed as a rate per annum, for each day during such Weekly Period, determined on a basis comparable to that on which such Applicable Discount Rate was initially determined but as though such Applicable Discount Rate were established on such day.

                "Weekly Period" means each period of seven days beginning on a Monday.

                (f) If and for so long as any of Participation Percentage of Collections are not reinvested pursuant to subsection (a) above and this Agreement has not terminated pursuant to Section 10.01, the Collection Agent shall set aside and hold in trust for the Purchasers such Collections and shall remit to the Agent for distribution to the Purchasers any such amounts not reinvested on the next Settlement Date and shall, until such date, invest such amounts in Temporary Cash Investments as directed by the Agent for the account of the Purchasers.

                SECTION 9.06. Holding of Proceeds Pending Settlements. If at any time the Agent, acting pursuant to the instructions of Majority Purchasers, shall so require by notice to the Collection Agent, then the Participation Percentage of Collections shall be deposited into and collected in the Special Account as promptly as is practicable and in any event within 10 days of initial receipt by the Collection Agent. The Agent alone (to the exclusion of the Collection Agent and the Sellers but subject to instructions from the Majority Purchasers) shall have exclusive power to authorize debits to the Special Account. The Agent shall invest amounts held from time to time in the Special Account in the Temporary Cash Investments designated by the Parent, and any investment income shall be treated as additional Collections. The Agent shall cause all amounts deposited into and collected in the Special Account to be applied in accordance with Section 9.05 (as if the Agent were the Collection Agent).

                SECTION 9.07. Servicing Fee. The Collection Agent's compensation for performing its responsibility as the Collection Agent hereunder shall be equal for each day to the quotient of (A) the product of (1) 1%, expressed as a decimal, and (2) the Unpaid Balances of all Pool Accounts on such day, divided by (B) 360. The Collection Agent's compensation shall be payable on each Settlement Date for the most recently ended Accounting Period to the Collection Agent by the Parent and by the Purchasers, ratably based on the average Unrecovered Purchase Price, in the case of the Purchasers for such Accounting Period, with the balance paid by the Sellers.

                SECTION 9.08. Compensation of Successor Collection Agent. In the event a substitute Collection Agent is appointed in accordance with Section 9.01, the servicing fee provided for in Section 9.07 shall be payable to such substitute Collection Agent rather than the Parent, the Sellers shall be obligated to pay all reasonable expenses incurred in effecting the transfer of such functions to such substitute Collection Agent, and any accrued and unpaid servicing fee payable by the Parent may be withheld by the Collection Agent from any amount otherwise payable for the account of the Sellers pursuant to
Section 9.05.

                SECTION 9.09. Termination of Collection Agency. The rights and powers granted to the Collection Agent appointed from time to time under this Agreement shall be irrevocable by the Sellers and the Purchasers (subject to Section 9.01) during the term of this Agreement. Upon termination of this Agreement in accordance with Section 10.01, such appointment shall terminate without further action by any party to this Agreement. Upon such termination, the Collection Agent if other than the Parent shall return to the Sellers all Records held by it, and such Collection Agent, the Agent and each Purchaser shall do such further acts and things, and execute such further documents and instruments, at the request and expense of the Sellers, as may be reasonably required to evidence such termination.

        SECTION 9.10. Responsibilities of Agent and Purchasers. For so long as the Parent is acting as the Collection Agent, neither the Agent nor any Purchaser shall have any obligation to the Sellers to take any action or commence any proceeding to realize upon any Pool Account or to enforce any of its rights or remedies with respect thereto. Thereafter, the Purchasers, severally in proportion to their Commitment Percentages, shall to the extent required by law be responsible to the Sellers for the performance of such functions in a commercially reasonable manner, and shall furnish or cause to be furnished to the Sellers such information as the Parent may reasonably request, including such information as the Sellers need to perform their duties hereunder.

                SECTION 9.11. Lockboxes. Each Seller hereby agrees (i) to instruct all Obligors to cause all Collections to be mailed directly to a Lockbox; (ii) to use its best efforts to ensure that no funds other than collections on Accounts are mailed to Lockboxes or deposited into related Lockbox Accounts; (iii) to make or cause the Collection Agent to make the necessary bookkeeping entries to reflect Collections on the Records; (iv) to apply or cause the Collection Agent to apply all such Collections as provided in this Agreement; and (v) not to rescind, or amend or modify in any material respect, any term of any Lockbox without the prior written consent of the Agent to such amendment or modification. Each Seller hereby irrevocably authorizes the Agent, during the continuance of any Potential Termination Event or Termination Event, to date and deliver a Lockbox Transfer Letter to each Lockbox Bank and that the Seller shall cooperate fully with the Agent in effecting any such transfer of control. The Sellers agree to deliver to the Agent executed and countersigned Lockbox Letters within 45 days of the first Purchase Date. The Collection Agent shall apply all Collections and all other collections on Accounts deposited into Lockbox Accounts as provided in Section
9.05 and on and after delivery of a Lockbox Transfer Letter the Agent shall apply all such Collections and all other collections on Accounts deposited into Lockbox Accounts as provided in Section 9.05 (as if the Agent were the Collection Agent).

                                   ARTICLE X

                                 MISCELLANEOUS

                SECTION 10.01. Term of Agreement. This Agreement shall terminate at the earliest time when both (i) the Termination Date shall have occurred and (ii) the Purchasers' Collection Amount shall have been reduced to zero and all other amounts payable hereunder by the Sellers have been paid in full; provided that the provisions of Article VIII and this Article X shall survive termination of this Agreement. Any Collections received after such termination and other collections received on Accounts on or prior to or after such termination and not required to be applied to reduce the Purchasers' Collection Amount to zero shall, upon such termination, be remitted to the Parent for the account of the Sellers.

                SECTION 10.02. No Waivers. No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement or any Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                SECTION 10.03. Notices. All communications and notices pursuant hereto to any party shall be in writing (including bank wire, telex, telecopy, electronic facsimile transmission or similar writing) and shall be given to any party at its address or telex number set forth on the signature pages hereof or at such other address or telex number as such party may hereafter specify for the purpose of notice to the Parent and the Agent. Each such notice or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, (iii) if given by telecopy or electronic facsimile transmission, when such notice is transmitted to the number specified in this Section and the sender confirms by telephone at the appropriate number the receipt of such notice or (iv) if given by any other means, when received at the address specified in this Section.

                SECTION 10.04. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the

Agent shall have received counterparts hereof signed by all of the parties hereto.


                SECTION 10.05. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Sellers and the Majority Purchasers (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Purchasers, (i) increase or decrease the Commitment Percentage of any Purchaser or subject any Purchaser to any additional obligation, (ii) reduce (directly or indirectly) or change the calculation of the Participation Percentage, the Discount Rate, the Unrecovered Purchase Price or the accrued Discount or any other amount payable to the Purchasers hereunder, (iii) postpone the date fixed for any payment of any amount due to the Purchasers hereunder or the Termination Date, or (iv) change the percentage of the Commitment Percentages or the number of Purchasers required for the Purchasers or any of them to take any action under this Section or any other provision of this Agreement.

                SECTION 10.06. Expenses; Documentary Taxes; Litigation Indemnity. (a) The Sellers shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of Davis Polk & Wardwell, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder or in connection with the perfection against all third parties of the Participating Interests and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Purchaser, including fees and disbursements of counsel, in connection with the enforcement of this Agreement. The Sellers shall indemnify the Agent and each Purchaser against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Assignments.

                (b) The Sellers agree to indemnify each Purchaser and hold each Purchaser harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Purchaser (including reasonable allocated costs of in-house counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Purchaser shall be designated a party thereto) which (i) may be incurred by such Purchaser (or by the Agent in connection with its actions as Agent hereunder), relating to or arising out of this Agreement and (ii) would not have been imposed on, incurred by or asserted against the Purchasers (or Agent) but for its having entered into this Agreement; provided that no Purchaser shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.


                SECTION 10.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement and each Assignment shall be governed by and construed in accordance with the laws of the State of New York (without regard to any choice of law provisions thereof). Each Seller hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Sellers, the Agent and the Purchasers hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                SECTION 10.08. Successors and Assigns; Participations; Novation. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Seller may assign or transfer any of its rights or obligations under this Agreement without the consent of all Purchasers.

                (b) Any Purchaser may at any time sell to one or more Persons (each a "Participant") participating interests in its Participating Interest, its Commitment Percentage of the Commitment hereunder or any other interest of such Purchaser hereunder. In the event of any such sale by a Purchaser of a participating interest to a Participant, such Purchaser's obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, such Purchaser shall remain the holder of its Participating Interest for all purposes under this Agreement, and the Sellers and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement. Any agreement pursuant to which any Purchaser may grant such a participating interest shall provide that such Purchaser shall retain the sole right and responsibility to enforce the obligations of the Sellers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Purchaser will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 10.05 without the consent of the Participant. Subject to the provisions of subsection (f) of this Section, each Purchaser shall be entitled to obtain (on behalf of the Participants) the benefits of
Article VIII with respect to all participations in the Participating Interest of such Purchaser.


                (c) Any Purchaser may at any time sell to one or more Persons (each a "New Purchaser") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such New Purchaser shall assume all such rights and obligations, pursuant to an instrument executed by such New Purchaser and such transferor Purchaser. Upon (i) such execution of such an instrument, (ii) delivery by the transferor Purchaser of an executed copy thereof, together with notice that the payment referred to in clause (iii) shall have been made, to the Parent, the Agent and each Purchaser and (iii) payment by such New Purchaser to such transferor of an amount equal to the purchase price agreed between such transferor Purchaser and such New Purchaser, such New Purchaser shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto with a Committed Amount as set forth in such instrument of assumption, and the transferor Purchaser shall surrender such rights and be released from its obligations hereunder to a corresponding extent, and no further consent or action by any Seller, any Purchaser or the Agent shall be required. Upon the consummation of any transfer to a New Purchaser pursuant to this paragraph (c), the transferor Purchaser, the Agent and the Sellers shall make appropriate arrangements so that, if required, a new Assignment is issued to such New Purchaser.

                (d) The Sellers authorize each Purchaser to disclose to any Participant or New Purchaser (each a "Transferee") and any prospective Transferee any and all information in such Purchaser's possession concerning the Sellers or the Pool Accounts which has been delivered to such Purchaser by them pursuant to this Agreement or which has been delivered to such Purchaser by them in connection with such Purchaser's credit evaluation prior to entering into this Agreement.

                (e) If pursuant to paragraph (c) of this Section any interest in this Agreement or the Participating Interests is transferred to any New Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Purchaser shall cause such New Purchaser, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Purchaser (for the benefit of the transferor Purchaser, the Agent and the Sellers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Sellers or the transferor Purchaser with respect to any payments to be made to such New Purchaser in respect of the Pool Accounts and (ii) to furnish to the transferor Purchaser, the Agent and the Sellers such forms and/or statements in accordance with applicable laws and regulations as may be necessary to verify such exemption from United States federal withholding tax under United States laws and regulations as in effect on the date of such transfer.

                (f) No Transferee (including for this purpose a different Facility Office of a Purchaser) shall be entitled to receive any greater payment under Article VIII than the transferor Purchaser would have been entitled to receive with respect to the rights assigned, unless such assignment is made by reason of the provisions of Section 8.04 requiring such Purchaser to designate a different Facility Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                SECTION 10.09. Confidentiality. Each Purchaser and the Agent represent that they will maintain the confidentiality of, and will not use for any purpose other than for exercising, protecting and enforcing their respective rights and interests under this Agreement and the Assignments and in respect of the Participating Interests, any written or oral information, provided under this Agreement by or on behalf of the Sellers that has been identified by its source as confidential (hereinafter collectively called "Confidential Information"), subject to the Agent's and each Purchaser's (i) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (ii) right to disclose any such Confidential Information to its bank examiners, affiliates, auditors, counsel and other professional advisors and to other Purchasers, (iii) right to disclose any relevant such Confidential Information in connection with any litigation or dispute involving the Purchasers and any Seller or any of their Subsidiaries and Affiliates, or any Obligor with respect to any Pool Account and (iv) right to provide such information to Participants or New Purchasers and prospective Participants and New Purchasers if (x) such Person agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 10.09 as if it were a "Purchaser" party hereto and (ii) the Parent receives copies of such written agreement prior to the release of such information. Notwithstanding the foregoing, any such information supplied to a Purchaser or a Participant under this Agreement shall cease to be Confidential Information if it is or becomes known to such Purchaser or Participant by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

                SECTION 10.10. Termination by Seller. Any Seller, other than the Parent, may by notice to the Agent terminate this Agreement as to itself, provided that such termination shall not be effective as to any Accounts of such Seller then outstanding or thereafter arising unless and until measures satisfactory to the Agent are implemented so as to assure that such Accounts and the collections thereon will not be commingled with the Accounts of the other Sellers and the collections thereon. At such time as the termination becomes effective as aforesaid, the Accounts of such Seller will no longer be purchased and sold pursuant hereto.

                SECTION 10.11. Effect on 1991 Agreement. Upon the first Purchase Date hereunder, the 1991 Agreement will be terminated and of no further force and effect, except that expense and indemnity provisions contained in Article VIII and Section 10.06 thereof, and in Article XI in respect of such provisions, shall survive.


                                   ARTICLE XI

                                    GUARANTY

                The obligations of the Sellers hereunder are joint and several. In furtherance and not in limitation of the foregoing, the Parent hereby agrees as follows:

                SECTION 11.01. The Guaranty. The Parent hereby unconditionally guarantees the full and punctual performance of all obligations of each Subsidiary Seller and (if the Collection Agent is a Subsidiary of the Parent) the Collection Agent under this Agreement. The Subsidiary Sellers and the Collection Agent, so long as it is a Subsidiary of the Parent, are referred to in this Article as the "Guaranteed Parties". Upon failure by any Guaranteed Party to perform any such obligation (including the payment of all amounts), the Parent shall forthwith on demand perform such obligation not so performed (including by payment of any amount not so paid) at the place and in the manner specified in this Agreement.

                SECTION 11.02. Guaranty Unconditional. The obligations of the Parent hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Guaranteed Party under this Agreement, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to this Agreement;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Guaranteed Party under this Agreement;

            (iv) any change in the corporate existence, structure or ownership of any Guaranteed Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Guaranteed Party or its assets or any resulting release or discharge of any obligation of any Guaranteed Party contained in this Agreement;

                (v) the existence of any claim, set-off or other rights which the Parent may have at any time against any Guaranteed Party, the Agent, any Purchaser or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against any Guaranteed Party for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any Guaranteed Party of any amount payable by it under this Agreement; or

           (vii) any other act or omission to act or delay of any kind by any Guaranteed Party, the Agent, any Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Parent's obligations hereunder.

                SECTION 11.03. Discharge only upon Payment in Full; Reinstatement in Certain Circumstances. The Parent's obligations hereunder shall remain in full force and effect until the Commitment shall have terminated and all obligations due and amounts payable by the Parent and each Guaranteed Party under this Agreement shall have been paid in full. If at any time any payment of any amount payable by any Guaranteed Party under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Guaranteed Party or otherwise, the Parent's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.


                SECTION 11.04. Waiver by the Parent. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Guaranteed Party or any other Person.

                SECTION 11.05. Subrogation. The Parent irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against a Guaranteed Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by a Guaranteed Party in respect thereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                                SUN MICROSYSTEMS, INC.



                                                By /s/ Michael E. Lehman
                                                   Title: Vice President,
                                                         Chief Financial Officer

                                                910 San Antonio Road
                                                Palo Alto, CA 94306
                                                Telephone number:
                                                Telex number:


                                          SUBSIDIARY SELLERS:

                                                SUNEXPRESS, INC.



                                                By /s/ Michael E. Lehman
                                                  Title: Chief Financial Officer

                                                2 Elizabeth Drive
                                                Chelmsford, MA 01824
                                                Telephone number:
                                                Telex number:



                                                SUN MICROSYSTEMS FEDERAL, INC.



                                                By /s/ Michael E. Lehman
                                                  Title: Chief Financial Officer

                                                2650 Park Tower Drive
                                                Suite 500
                                                Vienna, VA 22180
                                                Telephone number:
                                                Telex number:

                                                SUNSOFT, INC.



                                                By /s/ Michael E. Lehman
                                                  Title: Chief Financial Officer

                                                2550 Garcia Avenue
                                                Mountain View, CA 94043
                                                Telephone number:
                                                Telex number:



                                                PURCHASERS:

  Committed
   Amount

$87,500,000                             J.P. MORGAN DELAWARE


                                                By /s/ Philip S. Detjens
                                                   Title: Vice President

                                                902 North Market Street
                                                Wilmington, Delaware 19801
                                                Telephone number:
                                                Telex number:


$37,500,000                             MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK


                                                By /s/ David T. Ellis
                                                   Title: Vice President

                                                c/o MORGAN CHRISTIANA CORP.
                                                Euro-Loan Servicing Unit
                                                Wilmington, Delaware  19801
                                                Telephone number:
                                                Telex number:

____________

$125,000,000

                                           AGENT:

                                                J.P. MORGAN DELAWARE,
                                                  as Agent

                                                By /s/ Philip S. Detjens
                                                   Title: Vice President

                                                902 Market Street
                                                Wilmington, Delaware  19801
                                                Telephone number:
                                                Telex No:

                                                                       EXHIBIT A


                                   ASSIGNMENT



                For value received, in accordance with the Receivables Purchase Agreement dated as of August 5, 1994 (as the same may be amended from time to time, the "Agreement") among the undersigned, the Purchasers named therein and J.P. Morgan Delaware, as Agent, the undersigned do hereby sell, assign and transfer unto [Name of Purchaser] an undivided percentage ownership interest, to the extent of ______% , in and to the Pool Participation (as defined in the Agreement).

                This Assignment is made without recourse to the undersigned, and upon the warranties and agreements on the part of the undersigned contained in the Agreement. This Assignment is to be governed by and construed in accordance with the Agreement and the laws of the State of New York.

                IN WITNESS WHEREOF, the undersigned, through their duly authorized officers, have caused this Assignment to be duly executed this __ day of August, 1994.


                                                SUN MICROSYSTEMS, INC.


                                                By ______________________
                                                   Title:

[CORPORATE SEAL]

Witness: _______________

                                                SUNEXPRESS, INC.


                                                By ______________________
                                                   Title:

[CORPORATE SEAL]

Witness: _______________




                                                SUN MICROSYSTEMS FEDERAL, INC.


                                                By ______________________
                                                   Title:

[CORPORATE SEAL]

Witness: _______________



                                                SUNSOFT, INC.


                                                By ______________________
                                                   Title:

[CORPORATE SEAL]

Witness: _______________

                                                                       EXHIBIT B

                             PERFECTION CERTIFICATE



                The undersigned, the chief executive officer and chief legal officer of SUN MICROSYSTEMS, INC., a Delaware corporation (the "Parent"), hereby certify with reference to the Receivables Purchase Agreement dated as of August 5, 1994 among the Parent and the other Sellers listed therein, the Purchasers listed therein and J.P. Morgan Delaware, as Agent (terms defined therein being used herein as therein defined), to the Agent and each Purchaser as follows:

                1. Locations. (a) The chief executive offices of the Sellers are located at the following respective addresses:


                         Mailing
Name                     Address                 County                 State



                (b) The following are all the locations where any Seller maintains any Records:


                        Mailing
Name                    Address          County                 State




                (c)  The following are all the locations of inventory:

                        Mailing
Name                    Address         County                  State



                2. Other Names. The following is a list of all names (including trade names or similar appellations) used by any Seller or any of their respective divisions or other business units:


                Corporate                               Trade
                  Name                                  Names

                3. File Search Reports. Attached hereto as Schedule 3(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 1 above with respect to each related name set forth in paragraph 2 above. Attached hereto as Schedule 3(B) is a true copy of each financing statement or other filing identified in such file search reports.

                4. UCC Filings Against Seller. A financing statement on Form UCC-1 in substantially the form of Schedule 4(A) hereto duly signed by each Seller has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified with respect to such Seller in paragraph 1 hereof.

                5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth filing information with respect to the filings described in paragraph 4 above.

                6. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 4 above have been paid.


                IN WITNESS WHEREOF, we have hereunto set our hands this__ day ofAugust, 1994.



                                                ___________________________
                                                Title:


                                                ___________________________
                                                Title:

                                                                   SCHEDULE 4(A)
Description of Collateral

Box:


                Accounts, chattel paper, contract rights and general intangibles, and related inventory, equipment and documents, now owned or hereafter acquired. See Exhibit A.


Exhibit A:

                The collateral subject to the security interest includes the following (and an undivided interest in debtor's right, title and interest in the following), whether now owned or hereafter at any time acquired or coming into existence, wherever located:

                1. Rights to payment for goods which have been or are to be sold, leased or otherwise disposed of, or for services rendered or to be rendered, including the licensing of intellectual property rights.

                2. All rights of ownership with respect thereto, including without limitation any direct or indirect security therefor or guaranty thereof, any repossessed, returned or rejected goods relating thereto, any related insurance or letter of credit and any other form of direct or indirect recourse in respect thereof.

                3. All contracts, agreements and invoices and other documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the foregoing.

                4.  All collections and other proceeds of any of the foregoing.

                                                                      SCHEDULE 5



                              SCHEDULE OF FILINGS


Debtor    Filing Officer         File Number     Date of Filing



_____
*Indicate lapse date, if other than fifth anniversary.

                                                                     EXHIBIT C-1



                                   OPINION OF
                      WILSON, SONSINI, GOODRICH & ROSATI,
                            COUNSEL FOR THE SELLERS

                                                          August __, 1994

To the Purchasers and the Agent
  Referred to Below
c/o J.P. Morgan Delaware,
  as Agent
902 Market Street
Wilmington, Delaware  19801

Dear Sirs:

                We have acted as special counsel to Sun Microsystems, Inc., a Delaware corporation, SunExpress, Inc., a California corporation, Sun Microsystems Federal, Inc., a California corporation and SunSoft, Inc., a California corporation, (each, a "Seller"; and together, the "Sellers", with Sun Microsystems, Inc. sometimes hereinafter referred to as the "Parent") in connection with the Receivables Purchase Agreement, dated as of August 5, 1994 (the "Agreement"), among the Sellers, the Purchasers listed on the signature pages thereof (the "Purchasers") and J.P. Morgan Delaware, as Agent for the Purchasers (the "Agent"). Capitalized terms used herein and defined in the Agreement have the respective meanings given them in the Agreement, unless otherwise defined herein. This opinion is delivered to you pursuant to Section 3.02(b) of the Agreement.

                In connection with the opinions rendered herein, we have reviewed the following documents:

                (a)  the Agreement;

                (b) separate UCC-1 Financing Statements executed by each Seller for filing with the Office of the Secretary of State of California (the "California Financing Statements");

                (c) separate Assignments, dated as of August __, 1994, executed by each Seller;

                (d) a perfection certificate, dated as of August __, 1994, substantially in the form of Exhibit B to the Receivables Purchase Agreement (the "Perfection Certificate"), executed by the chief financial officer and chief legal officer of Sun;

                (e) [list good standing certificates, tax status certificates and other similar documents, as well as telegram or telephonic bringdowns, obtained in conjunction with the closing];

    (f)  the other documents delivered to you at the closing by the Sellers; and

                (g) such other documents, instruments and agreements as we have deemed advisable or necessary in connection with the opinion.

                In addition, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. The documents listed as items (a) through (d) above are referred to herein collectively as the "Transaction Documents."

                With your permission and without verification by us, we have assumed the following for the purpose of rendering the opinions set forth herein:

        A. All signatures on the Transaction Documents and the other instruments we have received for review are genuine, all natural persons who are signatories have the legal capacity to execute and deliver said documents, all documents and instruments submitted to us as originals are authentic and complete, all documents and instruments submitted as copies conform to the original and are complete and accurate, none of the aforesaid documents has been subsequently modified or terminated and one of the rights or obligations under said documents have been waived or released.

        B. Each Transaction Document has been duly authorized, executed and delivered by each Purchaser and the Agent and each other document or instrument submitted to us for review has been duly authorized, executed and delivered by each party thereto. Each Transaction Document to which a Purchaser or the Agent is a party is the legal, valid and binding obligation of such party, enforceable as to each such party, in accordance with its terms. All signatories to the Transaction Documents executing such documents on behalf of the Purchasers and the Agent have been duly authorized and each of the Purchasers and the Agent is duly organized and validly existing and has the power and authority (corporate or otherwise) to execute, deliver and perform such documents.

        C. Except to the extent expressly covered by our opinion set forth in paragraph 2 below, the execution, delivery and performance of the Transaction Documents or any other documents executed in connection with the Transaction Documents does not violate any restriction, rule, regulation, law, statute, contract or agreement binding upon the parties thereto.

        D. With respect to our opinion set forth in Paragraph 6 below, the description of the Pool Assets (other than "accounts" as such term is defined in the California Uniform Commercial Code) contained in the California Financing Statements is sufficient, as a factual matter, to enable a subsequent purchaser of such property to identify such Pool Assets (or interests therein) encumbered or deemed encumbered by the Transaction Documents.

        E. The Perfection Certificate correctly indicates (i) the chief executive office of each Seller and (ii) the location of all records that relate to the Pool Assets. The Sellers have not at any time conducted business under any other name, other than as set forth in the Perfection Certificate.

        F. With respect to our opinion set forth in Paragraph 5 below, that each Purchaser is a "bona fide purchaser" who purchases its undivided interest in the Pool Assets for good value and without notice of an adverse claim.

        G. All parties to the Purchase Agreement (other than the Sellers) have filed all required franchise and income tax returns, if any, and paid all required taxes, if any, under the California Revenue and Taxation Code.

        H. With respect to matters of fact (as distinguished from matters of law), we also have relied upon and assumed that the representations of the Sellers and the other parties set forth in the Transaction Documents and any other certificates, instruments or agreements executed in connection therewith or delivered to us are true, correct, complete and not misleading.


           As used in this opinion, the expression "to our knowledge,"
         "known to us" or words to similar effect with reference to matters of fact means that during the course of our representation of the Sellers in connection with the Transaction Documents no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, except to the extent expressly set forth above, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Sellers. In rendering the opinion set forth in paragraph 3 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

                Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we advise you that we are of the opinion that:

        1. The Parent is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, and has all corporate powers required to conduct its business as now conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing in each of the State of California and the Commonwealth of Massachusetts. Each of the Subsidiary Sellers is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of California, and has all corporate powers required to conduct its business as now conducted. Each of the Subsidiary Sellers is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts.

        2. The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party in accordance with their terms are within each Seller's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of or filing with, any United States federal, California or Delaware governmental body, agency or official (except as contemplated by the Transaction Documents), and do not contravene, or constitute a default under, the (i) charter or the by-laws of any Seller, (ii) any Reviewed Agreement, (iii) to our knowledge, any provision of applicable law, regulation, injunction, order or decree binding upon the Sellers or (iv) as a result of any provision contained in the Reviewed Agreements, result in the creation or imposition of any lien, pledge, charge, security interest or encumbrance on any asset of the Sellers.

        3. To our knowledge, there is no action, suit or proceeding pending or overtly threatened in writing against any Seller or before any court or arbitrator or any governmental body, agency or official, except as disclosed in the Parent's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which could reasonably be expected to materially and adversely affect the ability of the Sellers to perform their respective obligations under the Transaction Documents or which challenge the validity or enforceability of any Transaction Document or seeks to prevent the consummation of any of the transactions contemplated thereby.

        4. The Agreement constitutes a valid and binding agreement of each Seller.

        5. The Agreement and the Assignments are sufficient to effect valid transfers to the Purchasers of undivided interests to Sellers' right, title and interest in and to the Pool Assets to the extent of their respective Participating Interests, subject to the effect of (i) provisions of the California Uniform Commercial Code, including Sections 9201 and 1201(37) thereof, which provide that, subject to certain exceptions which we believe are inapplicable to the transactions contemplated by the Transaction Documents, the interest of a purchaser of "accounts" (as such term is defined in the California Uniform Commercial Code) in such "accounts" is a security interest subject to Division 9 of the California Uniform Commercial Code and (ii) applicable laws (including, without limitation, the California Uniform Commercial Code) under which the purported sale of undivided interests in all or a portion of the Pool Assets may be recharacterized as loans made by the Purchasers secured by a security interest in the Participating Interests to the extent of the purported transfer, instead of a valid transfer of Seller's right, title and interest in the Participating Interests.

        6. Each California Financing Statement is in adequate and legally sufficient form to perfect a security interest (to the extent the Agreement and Assignments are construed as creating such a security interest in favor of the Agent for the benefit of the Purchasers) in favor of the Agent for the benefit of the Purchasers in the right, title and interest of each Seller in the Pool Participation to the extent the assets included in

Pool Participation and the Pool Assets are described in such financing statement, and the Pool Assets are located in the State of California and such assets are of a type for which perfection under Division 9 of the California Uniform Commercial Code may occur by the filing of a UCC-1 financing statement with the Secretary of State of the State of California. In this regard, we advise you that, with certain exceptions (none of which we believe are relevant to the Participation Percentage or the assets of the type likely to be included in the Pool Assets), the only office for the filing of UCC-1 financing statements in the State of California is the Office of the Secretary of State, except that a fixture filing with the County Recorder of each county in the State of California in which any collateral that is a fixture is located also must be made in order to perfect a security interest in collateral consisting of fixtures (as such term is defined in the California Uniform Commercial
Code). We also call your attention to the necessity of filing continuation statements and modification statements from time to time (for which we assume no responsibility) in order to preserve the perfection of the security interest, and the requirement or advisability of a supplemental filing in order to perfect and maintain the priority of a security interest in certain after acquired collateral, or to correct any filing which has become seriously misleading, and upon the happening of certain other events (including, without limitation, additional advances not pursuant to a commitment, a change in the secured party's or the debtor's name, identity or corporate structure, a change in their respective places of business, or a transfer of the secured party's interest).

                Notwithstanding any other provision hereof, the opinions hereinabove expressed are subject to the following exceptions, qualifications, limitations and assumptions:

        We are admitted to practice law in the State of California and express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States as such are in effect on the date hereof. The Agreement and Assignments provide that they are to be governed by and construed in accordance with the laws of the State of New York. We understand that you are relying on the advice of your special counsel, Davis, Polk & Wardwell, with respect to all matters of New York law, and we have made no independent examination of the laws of such jurisdiction. Our opinions set forth in paragraphs 4, 5 and 6 are given as if the Agreement and the Assignments and the transactions contemplated thereby are governed by and construed in accordance with the internal substantive laws of the State of California. Our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of the official statutes of the State of Delaware. In addition, we express no opinion as to whether a California court would uphold the selection of the laws of the State of New York to govern the provisions of the Agreement and the Assignments.

        We express no opinion with respect to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors or secured parties.

        We express no opinion with respect to the application of the general principles of equity (regardless of whether such remedy is considered in a proceeding in equity or at law), including, but not limited to,
        (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing. We express no opinion with respect to the enforceability of the second or fourth sentence of
        Section 10.07 of the Agreement.

        We express no opinion with respect to the effect of laws and judicial decisions (i) which exonerate a surety, if the creditor materially alters the original obligation of the principal without the consent of the surety, if the lender exercises remedies for default that impair the subrogation rights of the surety against the principal, or otherwise takes action which materially prejudices the surety, without obtaining consent of the surety, (ii) relating to waivers or subordination by a surety of its subrogation rights against the principal, its contribution rights, or other common law and statutory protections of a surety, (iii) which limit the liability of the surety to be no greater than the liability of the principal,
(iv) which exonerate a surety if a guaranty is not given for fair consideration or reasonably equivalent value, (v) which permit a trustee in bankruptcy to avoid payments made by a principal to a credit or holding insider guarantees of the principal's obligations and (vi) which estop a creditor from enforcing the obligations of a surety if the creditor fails to perfect or protect its rights in collateral.

                Except as set forth in Paragraphs 5 and 6 above, we express no opinion as to (i) the effect of the purported transfer under the Transaction Documents to the Purchasers of the Pool Participation, (ii) any security interest in the Pool Participation or any Pool Assets (or the perfection or ability to realize thereon), or (iii) as to any action by or in respect of or filing with any governmental body, agency or official required to perfect such purported transfer or to create, perfect or realize upon any security interest in the Pool Participation or Pool Assets.

        With respect to our opinions set forth in Paragraphs 5 and 6 above, we express no opinion as to the effect of the rights of related Obligors, if any, against any Seller, relating to the transactions pursuant to which the Pool Assets have arisen or otherwise, on the rights of the Purchasers and the Agent in the Pool Assets assigned pursuant to the Transaction Documents or the protection afforded the Agent and Purchasers by the filing of the California Financing Statements.

        We express no opinion as to the effect, if any, of the usury laws of any jurisdiction other than the laws of the State of California. With respect to the application of the usury laws of the State of California, we have assumed (without any independent verification by us) that the Agent and each of the Purchasers is a member of an "exempted class of persons" as such term is used in Section 1 of Article XV of the California Constitution.

        We express no opinion as to the applicability to, or effect upon, the obligations of Sellers under any of the Transaction Documents or the assignments of interests in Pool Assets, of Section 544, 547 or 548 of the United States Bankruptcy Code, California Civil Code Sections 3439 et seq. or any other federal or state law relating to fraudulent transfers, conveyances and obligations, and preferences or of provisions of the law of the state of organization of any of the Seller's restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders.

        We express no opinion with respect to the effect of California Civil Code Section 1717 and other applicable statutes and judicial decisions which provide, among other things, that attorneys' fees must be reasonable and may be granted only to a prevailing party and that a contractual provision for attorneys' fees is deemed to extend to both parties
(notwithstanding that such provision by its express terms benefits only one party).

        We express no opinion with respect to the effect of California Civil Code Section 1698 and similar statutes and federal laws and judicial decisions
(i) providing that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing, or (ii) creating an implied agreement from trade practices or course of conduct.

        We express no opinion as to the effect of statutory and judicial decisions which limit enforcement of an exculpatory or indemnity provision, or realization upon any security provided therefor, (including, without limitation, limitations on the enforcement of provisions which encompass indemnification or exculpation with respect to (a) the negligence or willful misconduct of the party seeking relief or of persons for whom said party is legally responsible, (b) violations of law, or (c) matters found to be contrary to statute or public policy). We express no opinion as to the effect of judicial decisions and statutory law restricting enforcement of certain covenants, acceleration of the repayment date of indebtedness and the availability of specific performance or any other remedy of a lender, if the violation of a covenant is not material, if the value of the collateral is not impaired, if the debtor's ability to repay is not impaired, if enforcement of the covenant or acceleration of the debtor's obligations would be unreasonable, if the action is not undertaken in good faith under the then existing circumstances or is otherwise contrary to applicable laws or judicial precedent, or if a loan document purports to give a lender the right to make a conclusive determination in its sole discretion.

        We express no opinion with respect to the effect of judicial decisions and statutes which may render unenforceable contractual provisions (i) waiving broadly or vaguely stated rights, statutory protections, unknown future rights, rights of redemption, trial by jury or other common law protections of a borrower, (ii) providing that rights or remedies are not exclusive, but that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iii) providing that the election of a particular remedy does not preclude recourse to another remedy or (iv) providing that a lender may exercise its remedies without notice to the borrower or a surety.

        We express no opinion as to the effect of laws and judicial decisions impliedly incorporating the covenant of good faith and fair dealing into loan documents and other contracts and limiting the lender's right to take action, unless it is shown that such action is reasonably necessary for the protection of the lender or the collateral.

        We express no opinion with respect to the effect of California Civil Code Section 1670.5 and comparable laws and judicial decisions concerning the enforceability of contractual provisions which are unconscionable at the time the contract was made.

        We express no opinion with respect to the effect of judicial decisions and statutes limiting the enforceability of provisions requiring payment of additional consideration or a higher rate of interest upon late payment, particularly in cases where the additional amount bears no reasonable relation to the damage suffered by the lender or is otherwise held to be a penalty (see e.g., Lazzarechi Inv. Co. v. San Francisco Federal Savings and Loan Assoc. 22 Cal. 3d 303 (1971) and Hellbaum v. Lytton Savings & Loan Association 274 Cal. App. 2nd 456 (1969)).

        We express no opinion with respect to the effect of (i) the compliance or non-compliance of a Purchaser or the Agent with any federal, state or other law applicable to it, or (ii) the legal or regulatory status or the nature of the business of any Purchaser.

        We express no opinion with respect to the effect of the unenforceability of any Transaction Document under the laws of any jurisdiction, other than the State of California.

        We express no opinion with respect to the state of the Sellers' rights in or title to any item included in the Pool Assets.

        We express no opinion with respect to the effect of California Uniform Commercial Code provisions relating to changes in a borrower's or lender's name, identity, corporate structure, or location or to financing statements that become seriously misleading.

        We express no opinion with respect to any matter or Pool Assets governed by, any compliance or non-compliance with, or any other application of, that body of federal law administered by the Patent and Trademark Office or the Copyright Office of the United States, and the rules and regulations relating thereto, or any other law or judicial decisions relating to patents, copyrights, trademarks, applications of the same, or any other intellectual property right.

        We express no opinion with respect to the state of the Sellers' rights in or title to any Pool Assets, the priority of any security interest in any Pool Assets over any other interest therein, or the ability of any Purchaser to realize upon any particular Pool Assets in which any other person (other than the Sellers) has an interest.

        We express no opinion with respect to the enforceability of any provision of the Transaction Documents which purports to impose on the Purchasers or the Agent a standard for care of the Pool Assets and other property in its possession not consistent with California law, which may impose a duty of reasonable commercial care.

        We express no opinion with respect to any matter concerning perfection or continuation of a security interest in, or the ability of the Purchasers or the Agent to realize upon, any (i) Pool Assets located, or deemed located, in any jurisdiction other than the State of California and (ii) Pool Assets moved (or deemed moved) outside of the State of California at any time.

        We express no opinion with respect to any matter concerning perfection or continuation of a security interest in, or the ability of the Purchasers or the Agent to realize upon, any pool Assets (or the interest of any party with respect thereto) (i) governed by laws other than solely those of the State of California, (ii) described in or subject to the provisions of California Uniform Commercial Code Section 9104 or 9302, (iii) which are consigned goods or in the possession of the issuer of a negotiable document therefor as contemplated by California Uniform Commercial Code Section 9304, (iv) which are instruments within the meaning of the California Uniform Commercial Code
Section 9304, (v) consisting of cash, cash equivalents, deposit and deposit accounts, insurance policies, indemnity agreements, chattel paper or documents (as such term is defined in the California Uniform Commercial Code), (vi) which are accounts due from or claims against the United States, or any state or other governmental authority, (vii) which are certificated or uncertificated securities, subject to Division 8 of the California Uniform Commercial Code or other property in which a perfected security interest may be created only by possession, (viii) which are proceeds of any other Pool Assets, including, without limitation, insurance proceeds, (ix) which are subject to a statute, regulation or treaty which provides for a state, national or international registration or evidenced by a state, national or international certificate or a document of title or similar instrument, or (x) which are repossessed, returned or rejected goods relating to Pool Accounts or a guaranty of a Pool Account.

        We call to your attention that the security interest of the Agent for the benefit of the Purchasers consisting of proceeds is limited to the extent set forth in Section 9306 of the California Uniform Commercial Code.

        We advise you that the Agent's and Purchasers' rights in the Pool Assets are subject to California Uniform Commercial Code Sections 9501 et seq.

                Our opinion in paragraph 2 above that the execution, delivery and performance by each Seller of the Transaction Documents to which it is a party do not contravene, or constitute a default under, any applicable law, regulation, judgment, injunction, order or decree is intended to express our opinion that the execution, delivery and performance by each such Seller of the Transaction Documents to which it is a party are neither prohibited by, nor subject such Seller to a fine, penalty or similar sanction that would be materially adverse to the Parent and its subsidiaries, taken as a whole, under, any law or regulation of the State of California, federal law or the Delaware General Corporation Law or, to our knowledge, any judgment, injunction, order or decree of any California or federal governmental entity, body or court, in each case, that a lawyer in the State of California exercising customary professional diligence would reasonably recognize to be directly applicable to the transactions contemplated by the Transaction Documents.

                Our opinion set forth in paragraph 1 above as to due incorporation, valid existence and good standing is based solely on the certificates referenced in Paragraph (e) above (copies of which have been furnished to you), and, to the extent available, telephonic or telegram confirmations of the matters set forth therein.

                This opinion is rendered based on the facts and circumstances, together with applicable law, existing on the date of this opinion, and express no opinion as to the effect on the Transaction Documents and the rights of the Purchasers under any statute, rule, regulation or other law enacted, of any court decision rendered, or of the conduct of any person, which occurs after the date of this opinion. Moreover, we assume no obligation to advise you or any other person of any change, whether factual or legal, or whether or not material, that may hereafter arise or be brought to our attention after the date hereof.

                This opinion is intended solely for your benefit in connection with the transactions contemplated by the Transaction Documents. This opinion may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent.


                                        Very truly yours,



                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                   EXHIBIT A

                              REVIEWED AGREEMENTS*


1. Credit Agreement dated June 1, 1994, between Sun Microsystems, Inc., Bank of America National Trust and Savings Association, ABN Amro Bank N.V. San Francisco International Branch, The First National Bank of Boston, Barclays Bank PLC, Morgan Guaranty Trust Company of New York, The Fuji Bank, Limited, San Francisco Agency, the Bank of California, N.A., The Sakura Bank, Limited, San Francisco Agency, Banque Nationale de Paris, Bayerische Vereinsbank AG, Los Angeles Agency, The Industrial Bank of Japan, Limited, San Francisco Agency, Swiss Bank Corporation, and Citicorp USA, Inc. as agent for the banks, as amended by First Amendment to Credit Agreement, dated as of July __, 1994.

2. Bill of Sale and Agreement, dated February 27, 1982, by VLSI Systems, Inc., a California corporation, and Andreas Bechtolsheim, and Sun Workstation, Inc., a California corporation, and the related Assumption Agreement, dated February 27, 1982, by Sun Workstation, Inc., a California corporation.

3. License Agreement, dated July 26, 1983, by and between The Regents of the University of California and Sun Microsystems, Inc., a California corporation.

4.      American Telephone & Telegraph (AT&T) Agreements:

        A. Software Agreement dated April 24, 1986 between the Company and AT&T Information Systems Inc.

        B. Sublicensing Agreement dated August 7, 1986 between the Company and AT&T Information Systems Inc.

        C. Substitution Agreement dated March 2, 1987 between the Company and AT&T Information Systems Inc.

5. Building Loan Agreement, dated May 11, 1989, between Sun Microsystems Properties, Inc. and the Toyo Trust and Banking Company, Limited, New York Branch and the following related documents of even date therewith: Promissory Note; First Deed of Trust, Assignment of Leases, Rents and Other Income and Security Agreement; Guaranty of Payment; Guaranty of Completion (Sun Microsystems, Inc.); Shortfall Agreement and Indemnity.


6. Common Shares Rights Agreement, dated May 15, 1989, between the Company and The First National Bank of Boston, as Rights Agent, as amended by First Amended and

Restated Common Shares Rights Agreement, dated December 14, 1989, between the Company and Rights Agent, as amended by Amendment, dated October 28, 1992 to the First Amended and Restated Common Shares Rights Agreement between the Company and Rights Agent and as amended by Second Amendment, dated December 14, 1992, to the First Amended and Restated Shares Rights Agreement between the Company and Rights Agent.

7.      Note and Warrant Purchase Agreements:

        A. Note and Warrant Purchase Agreements, dated September 26, 1989, among the Company and certain purchasers listed on the Purchaser Schedule attached thereto ("Purchasers") providing for the issuance by the Company of $126,000,000 principal amount of 10.55% Senior Notes due September 26, 1996, as amended by Form or Letter dated June 25, 1991 between the Company and Purchasers regarding the Note and Warrant Purchase Agreements, and as further amended by Amendments, dated May 26, 1993, to the Note and Warrant Purchase Agreements between the Company and purchasers identified therein.

        B. Note and Warrant Purchase Agreements, dated December 15, 1989, among the Company and certain purchasers listed on the Purchaser Schedule attached thereto ("Purchasers") providing for the issuance by the Company of $41,000,000 principal amount of 10.55% Senior Notes due September 26, 1996, as amended by Form of Letter dated June 25, 1991 between the Company and Purchasers regarding the Note and Warrant Purchase Agreements, and as further amended by Amendments, dated May 26, 1993, to the Note and Warrant Purchase Agreements between the Company and purchasers identified therein.

        C. Note and Warrant Purchase Agreement, dated December 15, 1989, between the Company and Metropolitan Life Insurance Company ("Purchaser") providing for the issuance by the Company of $25,000,000 principal amount of 10.55% Senior Notes due September 26, 1996, as amended by Form of Letter dated June 25, 1991 between the Company and Purchasers regarding the Note and Warrant Purchase Agreements, and as further amended by Amendments, dated May 26, 1993, to the Note and Warrant Purchase Agreements between the Company and purchasers identified therein.

8.      Letter from Texas Instruments to the Company, dated March 14, 1990.

9. Lease Agreements, dated September 25, 1992, between the Company and BNP Leasing Corporation; and the following related documents of even date therewith: Purchase Agreements, dated September 25, 1992, between the Company and BNP Leasing Corporation, Memoranda of Agreements, Environmental Indemnity Agreement, Estoppel Letters.

10. Software License and Distribution Agreement, dated as of January 1, 1994 by and between the Company and UNIX System Laboratories, Inc.

11. Sun Microsystems, Inc. 1992 Incentive Option Plan (as amended and restated on November 7, 1991).

12. Sun Microsystems, Inc. 1987 Stock Option Plan (as amended and restated on November 7, 1991).

13. Sun Microsystems, Inc. 1988 Directors' Stock Option Plan (as adopted by the Board of Directors on January 4, 1988 and amended as of March 1, 1992 and August 11, 1993).

14. Sun Microsystems, Inc. 1990 Long-Term Equity Incentive Plan (as amended and restated as of November 7, 1992).

15. Sun Microsystems, Inc. 1990 Employee Stock Purchase Plan (as amended and restated as of November 7, 1991).

16. Sun Microsystems, Inc. Restricted Stock Plan (as amended and restated on November 1991).





_______________

* Reference herein to "Company" or "Sun Microsystems, Inc." with respect to agreements entered into on or prior to June 1987 mean Sun Microsystems, Inc., a California corporation, and after such date, Sun Microsystems, Inc., a Delaware corporation.

                                                                     EXHIBIT C-2



                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT


                                                    [Closing Date]

To the Purchasers and the Agent
  Referred to Below
c/o J.P. Morgan Delaware
902 Market Street
Wilmington, Delaware  19801

Dear Sirs:

                We have participated in the preparation of the Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of August 5, 1994, among Sun Microsystems, Inc., a Delaware corporation (the "Parent"), the Subsidiary Sellers listed therein (together with the Parent, the "Sellers"), the Purchasers listed on the signature pages thereof (the "Purchasers") and J.P. Morgan Delaware, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.02(c) of the Receivables Purchase Agreement. Terms defined in the Receivables Purchase Agreement are used herein as therein defined.

                We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                Upon the basis of the foregoing, we are of the opinion that:

                1. The execution, delivery and performance by the Parent of the Receivables Purchase Agreement and the Assignments are within its corporate powers and have been duly authorized by all necessary corporate action.

                2. The Receivables Purchase Agreement and the Assignments constitute valid and binding agreements of each Seller, in each case enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, fraudulent conveyance, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of the State of California, we have relied, without independent investigation, upon the opinion of Wilson, Sonsini, Goodrich & Rosati, a copy of which has been delivered to you.

                This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                Very truly yours,

                                                                     EXHIBIT D-1


                              GOVERNMENT CONTRACTS


Contract

           Obligor:

           Number:

           Description:

           Payment terms:

           Assignment:

                                  __ Permitted

                                  __ Restricted

                                  __ No applicable provision

           Offset rights:

                                  __ Retained

                                  __ Waived

                                  __ No applicable provision


                 [To be completed by Sellers.]

                                                                     EXHIBIT D-2





                                   ASSIGNMENT



                FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto J.P. Morgan Delaware all monies due or to become due under [identify Qualifying Government Contract].

                IN WITNESS WHEREOF, the undersigned, through its duly authorized officer, has caused this Agreement to be duly executed this __ day of _______, 19__.



                                                [RELATED SELLER]


                                                By ______________________
                                                   Title:

[CORPORATE SEAL]


Witness: ____________________

                                                                     EXHIBIT D-3



                              NOTICE OF ASSIGNMENT


TO: ________________ [address to one of the parties specified in FAR
32.802(e)].

                This has reference to Contract No. ________ dated ________, entered into between [related Seller], [address], and ___________ [government agency, name of office, and address], for ____________ [describe nature of the contract.]

                Moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 203, 41 U.S.C. Section 15.

                A true copy of the instrument of assignment executed by the Contractor on __________ [date], is attached to the original notice.

                Payments due or to become due under this contract should be made to the undersigned assignee.

                Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.

                                                Very truly yours,

                                                J.P. MORGAN DELAWARE


                                                By _________________________
                                                   Title:


                                ACKNOWLEDGEMENT


                Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received at _____ (a.m.) (p.m.) on ________, 19__.


                                                        ________________________
                                                         [signature and title]

                                                                       EXHIBIT E





                                CERTAIN OBLIGORS



PART 1:  Obligors with up to 10% of the
            Net Eligible Account Balance


            AT&T
            Boeing
            General Electric
            University of California
            US West


PART 2:  Obligors with up to 5% of the
            Net Eligible Account Balance


            American Express
            Bell Atlantic
            Bell Communications
            Eastern Kodak
            EDS
            NYNEX
            Salomon Brothers
            Xerox

                                                                       EXHIBIT F



                         Lockbox Banks, Lockbox Account
                             Numbers and Lockboxes


Bank                             Bank Account Name                       Account Number             Lockbox Address
Bank of America-Concord          Sun Microsystems Inc. - Lockbox         12332-56405                Dept 1489
1850 Gateway Blvd.               Lockbox #1489                                                      P.O. Box 61000
Concord, CA                                                                                         San Francisco, CA  94161

Bank of America-Concord          Sun Microsystems Inc. - Lockbox         12332-56405                File #56340
1850 Gateway Blvd.               Lockbox #56340                                                     Los Angeles, CA 90074-3640
Concord, CA

Bank of America-Concord          Sun Technology Enterprises Inc.         12331-13463                File #52558
1850 Gateway Blvd.               Lockbox #55258                                                     Los Angeles, CA  90074-2558
Concord, CA

Bank of America-Concord          SunSoft, Inc.                           12333-5653                 File #72612
1850 Gateway Blvd.               Lockbox #72612                                                     San Francisco, CA  94160-2612
Concord, CA

Nationsbank                      Sun Microsystems, Inc.                  008-49-778                 Drawer CS198330
P.O. Box 4899                    Lockbox #CS198330                                                  Atlanta, GA  30384-8330
Atlanta, GA

Northern Trust                   Sun Express Inc.                        30162545                   P.O. Box 75654
50 S. La Salle St.               Lockbox #75654                                                     Chicago, IL  60675-5654
Chicago, IL  60675

Northern Trust                   Sun Microsystems, Inc.                  30262545                   P.O. Box 75640
50 S. La Salle St.               Lockbox #75640                                                     Chicago, IL  60675-5640
Chicago, IL  60675

Philadelphia National Bank       Sun Microsystems, Inc.                  0108-7021                  P.O. Box 8500 (S-4020)
FC 98-2-1, Suite 4330            Lockbox #s-4020                                                    Philadelphia, PA 19178-4020
707 Wilshire Blvd.
Los Angeles, CA  90071


                                      EXHIBIT G





                     [Letterhead of Sun Microsystems, Inc.]





                        August __, 1994



[Name and Address of
  Lockbox Bank]

Gentlemen:

        Reference is made to the lockbox account no. __________ maintained with you (the "Account") and the related lockbox. Pursuant to a Receivables Purchase Agreement dated as of August 5, 1994 among us, certain of our subsidiaries and J.P. Morgan Delaware, as Agent, we have assigned to the Agent, for the benefit of the Purchasers (as defined in the Receivables Purchase Agreement) one or more undivided percentage interests in certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account [and the related lockbox].

        Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

    Upon your receipt of a letter from the Agent substantially in the form of Annex 1 hereto you are hereby instructed to comply with the terms thereof.

        By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account or funds therein.

        You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming mail addressed to or wire transfers to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Agent at its address provided below and returning the other signed copy to us.

                                                Very truly yours,

                                                SUN MICROSYSTEMS, INC.


                                                By:______________________

                                                Name:____________________

                                                Title:___________________

[NAME OF LOCK-BOX/BANK]


By:______________________
Name:____________________
Title:___________________

Address for notice:


                         Attention:____________________

                         Telex No.:____________________

                        (Answerback:__________________)

                         Facsimile No.:________________

                                                            ANNEX 1 TO EXHIBIT G





                      [LETTERHEAD OF J.P. MORGAN DELAWARE]




                                              ___________ 19,__


                Re:     Lockbox Transfer Letter

Gentlemen:

        We hereby notify you that control of the post office box or other mailing location located at _______________________ that receives payments made to Sun Microsystems, Inc. or a subsidiary of Sun Microsystems, Inc. (the "Lockbox") and the related lock-box account No. ________ maintained with you (the "Lockbox Account") are hereby transferred to J.P. Morgan Delaware, as Agent, 902 Market Street, Wilmington, Delaware 19801 (the "Agent").

        You are hereby irrevocably instructed to make all payments to be made by you out of or in connection with the Lockbox Account directly to J.P. Morgan Delaware, for the account of the Agent, to account No. ________ or otherwise in accordance with the instructions of the Agent.

        You are hereby irrevocably instructed to disregard any and all previous instructions or agreements, if any, given or made which are or may be inconsistent with this letter, all of which are hereby superseded by this letter.

        You are also hereby notified that the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account. The funds deposited into the Lockbox Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Agent.

        Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on a copy hereof sent herewith and send one signed copy to the Agent, at its address referred to above, Attention of Structured Finance Group.


                                                Very truly yours,


                                                J.P. MORGAN DELAWARE


                                                By:____________________

                                                   ____________________
                                                   name

                                                   ____________________
                                                   title


Agreed and acknowledged:

[Lockbox Bank]


By:_____________________
   Title: